EXECUTION COPY




                  AGREEMENT AND PLAN OF MERGER


                              AMONG


                   ACME ELECTRIC CORPORATION,


                     MIRANDA HOLDINGS, INC.


                               AND


                    MIRANDA ACQUISITION CORP.








                   Dated as of April 26, 2000


                  AGREEMENT AND PLAN OF MERGER

                        TABLE OF CONTENTS



ARTICLE I -- THE MERGER                                       1

1.01       The Merger                                         1

1.02       Effective Time                                     2

1.03       Certificate of Incorporation                       2

1.04       By-Laws                                            2

1.05       Directors and Officers                             3

1.06       Further Assurances                                 3

1.07       Shareholders' Meeting                              3

ARTICLE II - CONVERSION OR CANCELLATION OF SHARES, STOCK RIGHTS5

2.01       Conversion or Cancellation of Shares               5

2.02       Exchange of Certificates; Paying Agent             6

2.03       Dissenters' Rights                                 9

2.04       Transfer of Shares After the Effective Time        9

2.05       Options                                           10

2.06       Shares under Employee Stock Purchase Plan and 401K
           Plan                                              10

ARTICLE III - REPRESENTATIONS AND WARRANTIES OF THE COMPANY   11

3.01       Organization; Qualification                       11

3.02       The Company's Capitalization                      12

3.03       Company Equity Investments                        12

3.04       Authority Relative to this Agreement              13

3.05       Consents and Approvals; No Violation              13

3.06       SEC Reports; Financial Statements                 15

3.07       Schedule 13E-3; Proxy Statement                   16

3.08       Undisclosed Liabilities                           17

3.09       Absence of Certain Changes or Events              17

3.10       Title, Etc.                                       18

3.11       Intellectual Property.                            20

3.12       Insurance                                         22

3.13       Employee Benefit Plans                            22

3.14       Legal Proceedings, Etc.                           27

3.15       Taxes                                             27

3.16       Material Agreements                               29

3.17       Compliance with Law                               30

3.18       Insider Interests                                 30

3.19       Officers, Directors and Employees                 31

3.20       Environmental Protection                          31

3.21       Brokers and Finders                               32

3.22       Voting Requirements                               33

3.23       Board Approval                                    33

3.24       Labor Matters                                     33

3.25       No Other Representations or Warranties            35

ARTICLE IV - REPRESENTATIONS AND WARRANTIES OF THE PARENT AND THE
           PURCHASER                                         36

4.01       Corporation Organization                          36

4.02       Authorized Capital                                36

4.03       Corporation Authority                             36

4.04       No Prior Activities                               37

4.05       Governmental Filings; No Violations               37

4.06       Brokers and Finders                               39

4.07       Schedule 13E-3; Proxy Statement; Other Information39

4.08       Ownership of Company Capital Stock                39

4.09       No Other Representations or Warranties            39

ARTICLE V - COVENANTS OF THE PARTIES                          40

5.01       Conduct of Business of the Company                40

5.02       Notification of Certain Matters                   43

5.03       Access to Information                             44

5.04       Shareholders' Meeting                             45

5.05       Schedule 13E-3; Proxy Statement                   45

5.06       Further Information                               46

5.07       Further Assurances                                46

5.08       Interim Financial Statements                      46

5.09       Best Efforts                                      47

5.10       Filings                                           48

5.11       Public Announcements                              48

5.12       Indemnity; D&O Insurance                          48

5.13       Other Potential Bidders                           51

5.14       Shareholder Litigation                            53

5.15       Financing Commitments                             53

ARTICLE VI - CONDITIONS TO THE MERGER                         54

6.01       Conditions to Each Party's Obligation to Effect the
           Merger                                            54

6.02       Conditions to the Obligations of the Parent and the
           Purchaser to Effect the Merger                    54

6.03       Conditions to the Obligations of the Company to
           Effect the Merger                                 55

ARTICLE VII - CLOSING                                         57

7.01       Time and Place                                    57

7.02       Filings at the Closing                            57

ARTICLE VIII - TERMINATION; AMENDMENT; WAIVER                 57

8.01       Termination                                       57

8.02       Effect of Termination                             58

8.03       Fees and Expenses                                 59

ARTICLE IX -- MISCELLANEOUS                                   60

9.01       Survival of Representations and Warranties        60

9.02       Amendment and Modification                        60

9.03       Waiver of Compliance; Consents                    60

9.04       Counterparts                                      61

9.05       Governing Law                                     61

9.06       Notices                                           61

9.07       Entire Agreement, Assignment, Etc.                62

9.08       Validity                                          63

9.09       Headings                                          63

9.10       Specific Performance                              63

Exhibit A - Amended and Restated Certificate of Incorporation of
           the Company

Exhibit B - By-Laws of the Company



                  AGREEMENT AND PLAN OF MERGER


     AGREEMENT  AND  PLAN  OF  MERGER  (hereinafter  called  this

"Agreement"),  dated  as of April 26, 2000, among  Acme  Electric

Corporation,  a  New  York corporation (the  "Company"),  Miranda

Acquisition Corp., a New York corporation (the "Purchaser"),  and

Miranda Holdings, Inc., a New York corporation (the "Parent").

     WHEREAS,  the respective Boards of Directors of  the  Parent and  the  Purchaser  have  determined that  it  is  in  the  best interests  of their respective shareholders for the Purchaser  to merge with and into the Company (the "Merger") upon the terms and subject to the conditions of this Agreement; and

     WHEREAS,  the  Board  of  Directors  of  the  Company   (the

"Board"),  based upon the unanimous recommendation of  a  special committee  of independent directors of the Company (the  "Special

Committee"), has determined that the Merger, upon the  terms  and subject  to the conditions of this Agreement, is advisable,  fair and  in  the  best interests of the Company and its shareholders,

has   approved   the  Merger,  this  Agreement  and   the   other

transactions contemplated hereby and has recommended approval  of the Merger and this Agreement by the shareholders of the Company.

     NOW,    THEREFORE,   in   consideration   of   the    mutual

representations, warranties and agreements herein contained,  the parties hereto hereby agree as follows:

                            ARTICLE I

                           THE MERGER

     1.01  The  Merger.  Subject to the terms and  conditions  of this  Agreement  and the New York Business Corporation  Law  (the

"BCL"),  at  the  Effective  Time, the  Parent  shall  cause  the

Purchaser  to  merge with and into the Company and  the  separate

corporate existence of the Purchaser shall thereupon cease.   The

Company  shall  be the surviving corporation in the  Merger  (the

Purchaser  and the Company are sometimes hereinafter referred  to as  the  "Constituent Corporations" and the Company is  sometimes hereinafter  referred  to  as  the "Surviving  Corporation")  and shall, following the Merger, be governed by the laws of the State of New York, and the separate corporate existence of the Company,

with   all   its  rights,  privileges,  immunities,  powers   and

franchises,  of  a public as well as of a private  nature,  shall continue  unaffected by the Merger.  From and after the Effective

Time, the Merger shall have the effects specified in the BCL.

     1.02  Effective  Time.   At  the  Closing  contemplated   in

Section 7.01, the Company and the Parent will cause a Certificate of  Merger (the "New York Certificate of Merger") to be  executed and filed by the Company and the Purchaser with the Secretary  of

State  of  the  State of New York as provided in  the  BCL.   The

Merger shall become effective as of the date and at the time  the

New  York  Certificate of Merger is duly filed with the Secretary of  State  of the State of New York, and such time is hereinafter referred to as the "Effective Time."

     1.03  Certificate of Incorporation.  At the Effective  Time,

the certificate of incorporation of the Company, shall be amended and  restated in its entirety to read substantially as set  forth on  Exhibit A (the "Restated Certificate"), and such amended  and restated certificate of incorporation shall be the certificate of incorporation of the Surviving Corporation, until duly amended in accordance with the terms thereof and the BCL.

     1.04  By-Laws.   At the Effective Time, the By-Laws  of  the

Company  shall be amended and restated in their entirety to  read substantially  as  set forth on Exhibit B, and such  amended  and

restated   By-Laws  shall  be  the  By-Laws  of   the   Surviving

Corporation,  until  duly amended in accordance  with  the  terms thereof and the BCL.

     1.05  Directors  and Officers.  At the Effective  Time,  the

directors  of  the Purchaser immediately prior to  the  Effective

Time shall be the directors of the Surviving Corporation, each of

such   directors  to  hold  office,  subject  to  the  applicable provisions  of  the  Restated  Certificate  and  By-Laws  of  the

Surviving Corporation, until their respective successors shall be duly  elected  or appointed and qualified.  The officers  of  the

Company  immediately prior to the Effective  Time  shall  be  the initial officers of the Surviving Corporation, in each case until their  respective  successors are duly elected or  appointed  and qualified.

     1.06 Further Assurances.  If at any time after the Effective

Time  the Surviving Corporation shall consider or be advised that any  deeds, bills of sale, assignments or assurances or any other acts  or  things are necessary, desirable or proper (a) to  vest,

perfect  or  confirm, of record or otherwise,  in  the  Surviving

Corporation, its right, title or interest in, to or under any  of the  rights, privileges, powers, franchises, properties or assets of  either  of the Constituent Corporations, or (b) otherwise  to carry out the purposes of this Agreement, the proper officers and directors  of the Surviving Corporation are hereby authorized  on behalf of the respective Constituent Corporations to execute  and deliver,  in the name and on behalf of the respective Constituent

Corporations,  all  such deeds, bills of  sale,  assignments  and assurances  and do, in the name and on behalf of the  Constituent

Corporations, all such other acts and things necessary, desirable or  proper  to  vest,  perfect or confirm  its  right,  title  or interest  in, to or under any of the rights, privileges,  powers,

franchises,  properties or assets of the Constituent Corporations and otherwise to carry out the purposes of this Agreement.

     1.07 Shareholders' Meeting.

     (a)   As  soon as practicable following the delivery by  the

Parent  to  the  Company  of  the  financing  commitment  letters contemplated  by Section 5.15 (the "Financing Commitments"),  the

Company, acting through the Board, shall, in accordance with  the

Certificate of Incorporation and By-Laws of the Company and  with applicable law:

          (i)   duly  call, give notice of, convene  and  hold  a

     special  meeting  of  its shareholders  (the  "Shareholders'

     Meeting"), to be held as soon as practicable for the purpose of approving and adopting this Agreement and the Merger; and

          (ii)  file  with the Securities and Exchange Commission

     ("SEC")   a   preliminary   Proxy   Statement   and,   after

     consultation  with  the  Parent and the  Purchaser,  respond promptly to any comments made by the SEC with respect to the

     Proxy  Statement  and  any preliminary version  thereof  and cause  the  Proxy Statement to be mailed to its shareholders at  the  earliest practicable time after responding  to  all such comments to the satisfaction of the staff of the SEC.

     (b)   Subject to its fiduciary obligations under  applicable

law, the Board will include in the Proxy Statement (as defined in

Section  3.07) the recommendation of the Board that  shareholders of the Company vote in favor of the approval and adoption of this

Agreement  and  the  Merger  and  a  statement  that   the   cash

consideration to be received by the shareholders of  the  Company pursuant to the Merger is fair to such shareholders.

Without  limiting  the generality of the foregoing,  the  Company agrees,  except  as  provided  in this  Section  1.07,  that  its obligations  pursuant to this Section 1.07 shall not be  affected by either the commencement, public proposal, public disclosure or other  communication to the Company of any offer to acquire  some or all of the Shares (as defined below) or all or any substantial portion  of  the  assets of the Company  or  any  change  in  the recommendation of the Board.

     (c)  Upon receipt of the Financing Commitments, the Company,

the  Parent and the Purchaser, as the case may be, shall promptly file any other filings required under the Securities Exchange Act of  1934,  as  amended, and the rules and regulations  thereunder

(the "Exchange Act") or any other Federal or state securities  or corporate  laws  relating  to  the Merger  and  the  transactions contemplated herein (the "Other Filings").  Each of  the  parties hereto  shall  notify the other parties hereto  promptly  of  the receipt  by it of any comments from the SEC or its staff  and  of any request of the SEC for amendments or supplements to the Proxy

Statement or by the SEC or any other governmental officials  with respect  to  any Other Filings or for additional information  and

will  supply  the  other  parties  hereto  with  copies  of   all

correspondence  between it and its representatives,  on  the  one hand,  and  the  SEC  or the members of its staff  or  any  other governmental  officials, on the other hand, with respect  to  the

Proxy  Statement, any Other Filings or the Merger.  The  Company,

the  Parent and the Purchaser each shall use its best efforts  to obtain and furnish the information required to be included in the

Proxy Statement, any Other Filings or the Merger.  If at any time prior  to the time of approval of this Agreement by the Company's shareholders there shall occur any event that should be set forth in an amendment or supplement to the Proxy Statement, the Company

shall  promptly  prepare  and  mail  to  its  shareholders   such

amendment  or supplement.  The Company shall not mail  the  Proxy

Statement or, except as required by the Exchange Act or the rules

and   regulations  promulgated  thereunder,  any   amendment   or

supplement  thereto,  to  the Company's shareholders  unless  the

Company  has  first obtained the consent of the  Parent  to  such mailing  (which  consent  shall not be unreasonably  withheld  or delayed).

                           ARTICLE II

       CONVERSION OR CANCELLATION OF SHARES; STOCK RIGHTS

     2.01 Conversion or Cancellation of Shares.  At the Effective

Time, by virtue of the Merger and without any action on the  part of the holders thereof:

     (a)   Each share of Common Stock, par value $1.00 per  share

of the Company (the "Shares"), issued and outstanding immediately

prior   to  the  Effective  Time  (other  than  Shares  held   by

shareholders exercising appraisal rights pursuant to Sections 623 and  910  of  the  BCL (the "Dissenting Shareholders"),  and  any

shares  held  in the treasury of the Company) shall be  converted into  and  represent the right to receive, without  interest,  an amount  in cash equal to $7.65 (the "Merger Consideration")  upon surrender  of  the certificate or certificates that,  immediately prior  to  the Effective Time, represented issued and outstanding

Shares (the "Certificates").  As of the Effective Time, all  such

Shares  shall  no  longer be outstanding, shall be  automatically canceled  and  shall  cease  to  exist,  and  each  holder  of  a

Certificate  representing any such Shares shall thereafter  cease to  have any rights with respect to such Shares, except the right to  receive  the Merger Consideration without interest  for  such

Shares upon the surrender of such Certificate or Certificates  in accordance with Section 2.02.

     (b)   Each  Share held in the Company's treasury immediately

prior to the Effective Time shall no longer be outstanding, shall be  canceled  without payment of any consideration  therefor  and

shall   cease   to  exist,  and  each  holder  of  a  Certificate

representing any such Shares shall thereafter cease to  have  any rights with respect to such Shares.

     (c)  Each share of Common Stock, no par value per share,  of the  Purchaser issued and outstanding immediately  prior  to  the

Effective  Time shall be converted into and become one fully-paid and non-assessable share of Common Stock, no par value per share,

of the Surviving Corporation.

     2.02 Exchange of Certificates; Paying Agent.

     (a)   Not less than ten (10) days prior to the Closing,  the

Parent  shall  select a bank or trust company to  act  as  paying agent  (the  "Paying  Agent")  for  the  payment  of  the  Merger

Consideration  specified  in  Section  2.01  upon  surrender   of

Certificates converted into the right to receive cash pursuant to the  Merger.  At the Effective Time, the Parent shall pay to,  or cause  the Purchaser or the Surviving Corporation to pay to,  the

Paying  Agent in immediately available funds an amount  necessary for  the  payment  of  the  aggregate Merger  Consideration  (the

"Funds") upon surrender of Certificates pursuant to Section 2.01,

it being understood that any and all interest earned on the Funds shall  be  paid  over  by the Paying Agent as  the  Parent  shall direct.

     (b)   Promptly  after the Effective Time, the  Paying  Agent

shall  mail  to  each person who was, at the  Effective  Time,  a

holder  of  record  of  Shares,  a  letter  of  transmittal   and

instructions  for use in effecting the surrender of  Certificates representing  Shares, in exchange for payment in  cash  therefor.

The  letter of transmittal shall specify that delivery  shall  be effected, and risk of loss and title shall pass, only upon proper delivery to and receipt of such Certificates by the Paying  Agent and  shall be in such form and have such provisions as the Parent shall reasonably specify.  Upon surrender to the Paying Agent  of such  Certificates, together with the letter of transmittal, duly executed  and  completed  in  accordance  with  the  instructions thereto and such other documents as may be reasonably required by the  Paying  Agent, the Paying Agent shall promptly  pay  to  the persons entitled thereto, out of the Funds, a check in the amount to  which  such persons are entitled pursuant to Section 2.01(a),

after  giving effect to any required tax withholdings,  and  such

Certificate  shall forthwith be canceled.  No  interest  will  be paid  or will accrue on the amount payable upon the surrender  of any  such  Certificates.  If payment is to be made  to  a  person other than the registered holder of the Certificates surrendered,

it  shall be a condition of such payment that the Certificates so surrendered  shall  be properly endorsed or otherwise  in  proper form  for  transfer and that the person requesting  such  payment shall  pay any transfer or other taxes required by reason of  the payment  to  a  person other than the registered  holder  of  the

Certificates surrendered or establish to the satisfaction of  the

Surviving Corporation or the Paying Agent that such tax has  been paid or is not applicable.  Until surrendered as contemplated  by this  Section 2.02, each Certificate shall be deemed at any  time after  the Effective Time to represent only the right to  receive upon  such  surrender the amount of cash, without interest,  into which  the  Shares  theretofore represented by  such  Certificate shall  have been converted pursuant to Section 2.01.  No interest

shall   accrue  or  be  paid  on  any  portion  of   the   Merger

Consideration.

     (c)   One hundred eighty days following the Effective  Time,

the  Surviving Corporation shall be entitled to cause the  Paying

Agent  to  deliver  to  it  any Funds  (including  any  interest,

dividends,  earnings  or  distributions  received  with   respect

thereto  which  shall  be paid as directed by  the  Parent)  made available to the Paying Agent by the Parent which have  not  been disbursed,  and thereafter holders of Certificates who  have  not theretofore  complied with the instructions for exchanging  their

Certificates  shall  be entitled to look only  to  the  Surviving

Corporation for payment as general creditors thereof with respect to the cash payable upon due surrender of their Certificates.

     (d)   The  Surviving Corporation shall pay all  charges  and

expenses of the Paying Agent.

     (e)   Notwithstanding  anything  to  the  contrary  in  this

Section  2.02, none of the Paying Agent, the Parent, the Company,

the  Surviving Corporation or the Purchaser shall be liable to  a holder  of  a  Certificate formerly representing Shares  for  any amount  properly delivered to a public official pursuant  to  any

applicable  abandoned  property,  escheat  or  similar  law.   If

Certificates  are not surrendered prior to two  years  after  the

Effective  Time  (or immediately prior to such  earlier  date  on which  any  payment pursuant to this Article II  would  otherwise escheat  or  become the property of any Federal, state  or  local government  agency or authority, court or commission),  unclaimed funds  payable  with respect to such Certificates shall,  to  the extent  permitted by applicable law, become the property  of  the

Surviving  Corporation, free and clear of all claims or  interest of any person previously entitled thereto.

     2.03 Dissenters' Rights.  Shares that have not been voted in favor of the approval and adoption of the Merger and with respect

to   which  dissenters'  rights  shall  have  been  demanded  and perfected in accordance with Sections 623 and 910 of the BCL (the

"Dissenting  Shares") and not withdrawn shall  not  be  converted into  the  right to receive cash at or after the Effective  Time,

but   such  Shares  shall  become  the  right  to  receive   such

consideration  as  may  be determined to be  due  to  holders  of

Dissenting Shares pursuant to the laws of the State of  New  York unless  and until the holder of such Dissenting Shares  withdraws such holders' demand for such appraisal or becomes ineligible for such  appraisal.  If a holder of Dissenting Shares shall withdraw

such   holders'  demand  for  such  appraisal  or  shall   become

ineligible  for  such appraisal (through failure  to  perfect  or otherwise),  then, as of the Effective Time or the occurrence  of such  event,  whichever  last occurs,  such  holder's  Dissenting

Shares  shall  automatically be converted into and represent  the right  to receive the Merger Consideration, without interest,  as provided  in Section 2.01(a).  The Company shall give the  Parent

(i) prompt notice of any demands for appraisal of Shares received by  the  Company and (ii) the opportunity to participate  in  and direct all negotiations and proceedings with respect to any  such

demands.   The  Company  shall not,  without  the  prior  written

consent  of the Parent (which shall not be unreasonably  withheld or  delayed), make any payment with respect to, or settle,  offer to settle or otherwise negotiate, any such demands.

     2.04  Transfer  of  Shares After  the  Effective  Time.   No

transfers of Shares shall be made in the stock transfer books  of

the  Surviving Corporation at or after the Effective  Time.   If,

after  the  Effective  Time, Certificates  formerly  representing

Shares are presented to the Surviving Corporation, they shall  be canceled and exchanged for the Merger Consideration set forth  in

Section 2.01.

     2.05 Options.  With respect to options to purchase shares of

Common  Stock of the Company (the "Options") outstanding pursuant to the Miranda Corporation's 1989 and 1998 Stock Option Plans and

the  Directors' Stock Option Plan (the "Stock Option Plans"), the

Board  (or if appropriate, any committee administering the  Stock

Option  Plans)  shall,  as  soon as practicable  after  the  date hereof, adopt such resolutions or take such other actions as  may be  required to provide that each Option outstanding  as  of  the date  of  this Agreement shall be accelerated so as to  be  fully exercisable prior to the Effective Time, subject to the condition that  the holder of each such Option shall surrender all of  such holder's  outstanding  and unexercised Options  (whether  or  not presently  exercisable) in consideration of the  payment  at  the

Effective  Time  of an amount of cash per share subject  to  each such Option equal to the difference between the exercise price of such  Option  and the Merger Consideration.  At or prior  to  the

Effective Time, the Company shall have procured the surrender  of all  outstanding  Options or the consent of  the  holder  of  the

Option to acquire upon payment of the exercise price an amount of cash  equal  to  the Merger Consideration in lieu of  each  Share

formerly   covered  thereby,  such  consent  to  be  subject   to

consummation of the Merger.

     2.06  Shares  under Employee Stock Purchase  Plan  and  401K

Plan.   With respect to orders to purchase shares of Common Stock

of  the  Company entered pursuant to the operation  of  the  Acme

Electric  Employee  Stock  Purchase  Plan  or  the  Savings   and

Protection Plan for Employees of Acme Electric Corporation or the

Savings  and  Protection Plan for New York Hourly Employees  (the

"Purchase Plans"), which have not been filled as of the Effective

Time,  the  Company's  Board  (or if appropriate,  any  committee administering  the Purchase Plans) shall, as soon as  practicable after  the date hereof, adopt such resolutions or take such other actions as may be required to provide that each outstanding order to purchase shares of Common Stock under the Purchase Plans which

is   unfilled  at  the  Effective  Time,  shall  be  canceled  in consideration of the payment at the Effective Time of  an  amount in  cash equal to the number of shares to be acquired pursuant to the  order  multiplied  by  the  Merger  Consideration  less  the aggregate  unpaid  purchase  price  for  such  shares  under  the

Purchase  Plans.  At or prior to the Effective Time, the  Company shall procure the consents of any persons holding such orders  to payment of the foregoing cash consideration in lieu of receipt of shares covered by the order.

                           ARTICLE III

          REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company hereby represents and warrants to the Parent and the Purchaser that:

     3.01  Organization;  Qualification.   The  Company  and  the

Subsidiaries  (as defined in Section 3.03) are corporations  duly organized, validly existing and in good standing under  the  laws

of   the  jurisdiction  of  their  incorporation,  and  have  all requisite corporate power and authority to own, lease and operate their  properties  and  carry  on their  business  as  now  being conducted.  The Company is duly qualified to do business  and  is in  good standing in each jurisdiction in which the nature of the

Company's  business or the location of its properties makes  such qualification necessary, except for any such failure  to  qualify or  be  in  good  standing as shall not have a  Material  Adverse

Effect  (as defined in Section 3.05).  The Company has heretofore made available to the Parent, complete and correct copies of  the

Certificate  of  Incorporation and By-Laws  of  the  Company,  as

currently in effect.

     3.02  The Company's Capitalization.  The authorized  capital stock  of  the  Company consists solely of 8,000,000  Shares  and

500,000  shares of Preference Stock, par value $10.00 per  share.

As  of  the  date of this Agreement, there were 5,077,587  Shares issued  and  outstanding and 699 Shares  held  in  the  Company's

treasury.   There  are no shares of Preference Stock  issued  and

outstanding.   All outstanding Shares have been  duly  authorized

and validly issued, and, except as provided in Section 630 of the

BCL,  are  fully  paid, nonassessable and  were  issued  free  of preemptive rights.  Except for the Options and rights  under  the

Purchase Plans described in Section 2.05 and Section 2.06  hereof and  except  as  set  forth  in  Schedule  3.02  of  the  Company

Disclosure Letter delivered to Parent as of the date hereof  (the

"Company   Disclosure  Letter"),  there  are  no   subscriptions,

options,  warrants,  calls,  rights,  agreements  or  commitments relating  to  the  issuance, sale, delivery or  transfer  by  the

Company (including any right of conversion or exchange under  any

outstanding security or other instrument) of its Shares.   Except

as  contemplated  by  this Agreement, there  are  no  outstanding contractual obligations of the Company to repurchase,  redeem  or otherwise acquire any outstanding Shares.  Schedule 3.02  of  the

Company  Disclosure Letter contains a complete and accurate  list of  all holders of Options and any other options or rights of any kind  to  purchase or acquire shares of the Common Stock  of  the

Company,  together with the number of such options and the  terms of such options held by each such holder.

     3.03  Company  Equity  Investments.  Schedule  3.03  of  the

Company  Disclosure Letter sets forth, as of  the  date  of  this

Agreement:  (i) the name of each subsidiary, the jurisdiction  of its  incorporation and each jurisdiction in which it is qualified to  do  business  as a foreign corporation (the  "Subsidiaries");

(ii) the name of each corporation, partnership, joint venture  or other  person  (other than Subsidiaries) in  which  the  Company,

directly  or  indirectly, has, or pursuant to  any  agreement  or agreements will have the right to acquire by any means, an equity interest  or  investment  exceeding 10%  of  the  equity  capital

thereof.   Except as set forth in Schedule 3.03  of  the  Company

Disclosure  Letter,  the  Company  does  not  own,  directly   or

indirectly, or have the right to acquire, any equity security  of another entity and has not made any loan or advance to any  other entity.

     3.04 Authority Relative to this Agreement.  The Company  has full  corporate  power  and authority  to  execute,  deliver  and

perform   this  Agreement  and  to  consummate  the  transactions

contemplated  hereby.  This Agreement has been duly  and  validly adopted by the Board, and the execution, delivery and performance of  this  Agreement  and  the consummation  of  the  transactions contemplated hereby have been duly and validly authorized by  the

Board  and,  except  for  the  approval  of  the  Merger  by  the shareholders of the Company in accordance with the BCL, no  other corporate  actions on the part of the Company  are  necessary  to authorize this Agreement or the Merger.  This Agreement has  been duly  and  validly  executed and delivered by  the  Company  and,

assuming due authorization, execution and delivery by the  Parent and  the Purchaser, constitutes a valid and binding agreement  of the  Company, enforceable against the Company in accordance  with its  terms,  except  to  the extent that  enforceability  may  be limited  by  applicable  bankruptcy, reorganization,  insolvency,

moratorium  or other laws affecting the enforcement of creditors'

rights  generally and by general principles of equity, regardless of  whether such enforceability is considered in a proceeding  in equity or at law.

     3.05  Consents and Approvals; No Violation.  Except  as  set

forth  in  Schedule  3.05 of the Company Disclosure  Letter,  and

except   for  any  required  approval  of  the  Merger   by   the

shareholders  of  the  Company and the filing  of  the  New  York

Certificate  of  Merger in accordance with the BCL,  neither  the execution,  delivery  and performance of this  Agreement  by  the

Company   nor   the  consummation  by  it  of  the   transactions

contemplated  hereby  will (i) conflict with  or  result  in  any breach  of  any provision of the Certificate of Incorporation  or

By-Laws  of  the  Company or the Subsidiaries, (ii)  require  any consent, approval, authorization or permit of, or filing with  or notification to, any governmental or regulatory authority, except

(A)  in connection with the Hart-Scott-Rodino Antitrust of  1976,

as amended (the "HSR Act"), if applicable, (B) in connection with applicable  requirements of the BCL, (C) in connection  with  the

Exchange  Act,  (D)  where the failure to  obtain  such  consent,

approval,  authorization or permit, or to  make  such  filing  or notification,  would  not  have a Material  Adverse  Effect,  and

(E)  for  any requirements which became applicable to the Company or the Subsidiaries as a result of the specific regulatory status of  the Parent or the Purchaser or as a result of any other facts that  specifically relate to the business or activities in  which the  Parent  or  the  Purchaser is or  proposes  to  be  engaged;

(iii)  constitute a breach or result in a default under, or  give rise  to  any  right of termination, amendment,  cancellation  or acceleration under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, agreement or  other  instrument  or obligation of any  kind  to  which  the

Company or the Subsidiaries is a party or by which the Company or the  Subsidiaries or any of their assets may be bound, except for any  such breach, default or right as to which requisite  waivers or  consents have been obtained or which, in the aggregate, would not  have  a Material Adverse Effect; or (iv) assuming compliance

with   the  BCL  and  the  HSR  Act,  violate  any  order,  writ,

injunction,  judgment, decree, law, statute, rule, regulation  or governmental permit or license applicable to the Company  or  the

Subsidiaries or any of their assets, which violation would have a

Material Adverse Effect.

     For  purposes  of this Agreement, "Material Adverse  Effect"

means any event, change, occurrence, effect, fact or circumstance having, or which would reasonably be expected to have, a material adverse  effect on (x) the business, assets, condition (financial or  otherwise)  or results of operation of the  Company  and  the

Subsidiaries, if any, taken as a whole or (y) the ability of  the

Company  to  consummate  the transactions  contemplated  by  this

Agreement.

     3.06 SEC Reports; Financial Statements.

     (a)   Since January 1, 1995, the Company has filed with  the

SEC  all  forms, reports, schedules, registration statements  and definitive  proxy statements (the "SEC Reports") required  to  be filed by it with the SEC pursuant to the federal securities  laws and SEC rules and regulations.  As of their respective dates, the

SEC  Reports complied with the requirements of the Securities Act of  1933, as amended (the "Securities Act") and the Exchange Act,

as  the  case may be, and the rules and regulations  of  the  SEC

thereunder  applicable  to  such  SEC  Reports.   As   of   their

respective dates and as of the date any information from such SEC

Reports  has  been  incorporated by reference,  the  SEC  Reports

including,  without  limitation,  any  financial  statements   or

schedules  included therein, did not at the  time  filed  (or  if amended  or  superseded by a filing prior to  the  date  of  this

Agreement,  then on the date of such filing) contain  any  untrue statement  of  a material fact or omit to state a  material  fact required to be stated therein or necessary to make the statements therein,  in  light of the circumstances under  which  they  were

made,  not  misleading.   The Company has  filed  all  contracts,

agreements  and  other documents or instruments  required  to  be filed as exhibits to the SEC Reports.

     (b)   The consolidated balance sheets of the Company  as  of

June  30,  1999 and 1998  and the related consolidated statements of  earnings, stockholders' equity and cash flows for each of the two  years  then ended (including the related notes and schedules thereto) contained in the Company's Form 10-K for the year  ended

June  30,  1999  present  fairly, in all material  respects,  the consolidated financial position and the consolidated  results  of operations  and  cash flows of the Company and  its  consolidated

Subsidiaries as of the dates or for the periods presented therein in  conformity  with United States generally accepted  accounting principles  ("GAAP")  applied on a consistent  basis  during  the periods involved and the published rules and regulations  of  the

SEC  with  respect  thereto, except as otherwise  noted  therein,

including in the related notes.

     (c)    The  consolidated  balance  sheets  and  the  related

statements  of earnings and cash flows (including, in each  case,

the  related notes thereto) of the Company contained in the  Form

10-Q  for  the  quarterly  period ended December  31,  1999  (the

"Quarterly   Financial  Statements")  have   been   prepared   in

accordance with the requirements for interim financial statements contained  in Regulation S-X.  The Quarterly Financial Statements

reflect all adjustments necessary to present fairly in accordance with  GAAP  (except as indicated), in all material respects,  the consolidated financial position, results of operations  and  cash

flows  of  the  Company for all periods presented  therein.   The

balance  sheet  of  the  Company  as  of  December  30,  1999  is hereinafter referred to as the "Company Balance Sheet."

     3.07   Schedule  13E-3;  Proxy  Statement.   None   of   the

information  to  be supplied by and relating to the  Company  for inclusion  or  incorporation  by  reference  in  the  Rule  13e-3

Transaction Statement on Schedule 13E-3 (the "Schedule 13E-3") or

forms  of  proxy  in connection with the vote  of  the  Company's shareholders  with  respect  to the Merger  and  this  Agreement,

together  with any amendments thereof or supplements thereto,  in

each   case  in  the  form  or  forms  mailed  to  the  Company's shareholders  (collectively the "Proxy Statement") will,  at  the time of the mailing of the Proxy Statement and at the time of the

Shareholders'  Meeting,  contain  any  untrue  statements  of   a

material fact required to be stated therein or omit to state  any material fact required to be stated therein or necessary in order to  make  the  statements therein, in light of the  circumstances under  which they were made, not misleading. With respect to  the information relating to the Company, the Schedule 13E-3  and  the

Proxy  Statement will comply as to form in all material  respects with  the requirements of the Exchange Act.  For purposes of this

Section  3.07,  any  statement which is made or  incorporated  by reference in the Proxy Statement or the Schedule 13E-3  shall  be deemed  modified  or  superseded to the extent  any  later  filed document incorporated by reference in the Proxy Statement or  the

Schedule  13E-3 or any statement included in the Proxy  Statement or  the  Schedule  13E-3  modifies  or  supersedes  such  earlier statement.

     3.08  Undisclosed  Liabilities.   Except  as  disclosed   in

Schedule  3.08 of the Company Disclosure Letter, or  in  the  SEC

Reports  and  liabilities  incurred in  the  ordinary  course  of business  consistent with past practice since  the  date  of  the

Company  Balance Sheet, there are no liabilities of  the  Company and  the  Subsidiaries of any kind whatsoever,  whether  accrued,

contingent,   absolute,   due,   to   become   due,   determined,

determinable  or otherwise, having or which could  reasonably  be expected  to have, individually or in the aggregate,  a  Material

Adverse Effect.

     3.09  Absence of Certain Changes or Events.  Since the  date of  the  Company  Balance Sheet and except with  respect  to  the transactions contemplated by this Agreement (i) the  business  of the  Company  and  the Subsidiaries have been  conducted  in  the ordinary course consistent with past practice, (ii) there has not

been  any  change  in  the  business  of  the  Company  and   the

Subsidiaries  which has had, or is expected to have,  a  Material

Adverse  Effect, and (iii) the Company and the Subsidiaries  have not taken any action described in Section 5.01.

     3.10 Title, Etc.

     (a)   The  SEC Reports set forth a list of all of the  land,

which  includes the buildings, structures and other  improvements located thereon (the "Real Property"), which is owned in  fee  or leased  by the Company or the Subsidiaries.  The Company and  the

Subsidiaries have, with respect to personal property, good,  and,

with  respect  to Real Property, good, marketable and  insurable,

title  to all of the properties and assets which they purport  to own  and  which  are  material  to  the  business,  operation  or condition  (financial  or  otherwise)  of  the  Company  and  the

Subsidiaries, taken as a whole, free and clear of all  mortgages,

security  interests, liens, claims, charges or other encumbrances of  any nature whatsoever, except for (i) any liens, encumbrances or  defects  reflected  in the Company Balance  Sheet;  (ii)  any liens, encumbrances or defects which do not, individually  or  in the  aggregate,  materially detract from the  fair  market  value

(free of such liens, encumbrances or defects) of the property  or assets  subject thereto or materially interfere with the  current use  by the Company or the Subsidiaries of the property or assets subject  thereto or affected thereby or otherwise have a Material

Adverse  Effect; (iii) any liens or encumbrances  for  taxes  not delinquent  or which are being contested in good faith,  provided that adequate reserves for the same have been established on  the

Company Balance Sheet; (iv) any liens or encumbrances for current taxes  and  assessments  not  yet  past  due;  (v)  any  inchoate

mechanic's   and   materialmen's  liens  and   encumbrances   for

construction   in  progress;  (vi)  any  workmen's,  repairmen's,

warehousemen's  and carriers' liens and encumbrances  arising  in the  ordinary course of business, so long as such liens have  not been  filed;  (vii) any liens of the type referred to  in  clause

(vi)  above  that have been filed, so long as such liens  do  not aggregate in excess of $25,000; (viii) liens securing obligations referred  to  in Section 5.01(b); and (ix) with respect  to  Real

Property, any liens, encumbrances or defects which are matters of record, including but not limited to, easements, quasi-easements,

rights of way, land use ordinances and zoning plans.

     (b)   Schedule  3.10 of the Company Disclosure  Letter  sets

forth  a list of all of the leases and subleases under which,  as of the date hereof, the Company or its Subsidiaries has the right to  occupy  space (the "Real Property Leases").  The Company  has heretofore  delivered or made available to  the  Parent  a  true,

correct  and  complete copy of all of the Real  Property  Leases,

including  all amendments thereto.  All Real Property Leases  and material leases pursuant to which the Company or the Subsidiaries leases  personal  property  from  others  are,  in  all  material respects,  valid, binding and enforceable against the Company  in

accordance   with  their  terms,  except  to  the   extent   that

enforceability   may   be   limited  by  applicable   bankruptcy,

reorganization,  insolvency, moratorium or other  laws  affecting the  enforcement of creditors' rights generally  and  by  general principles  of equity, regardless of whether such enforcement  is considered  in  a  proceeding in equity or at  law;  neither  the

Company  nor  its Subsidiaries has received written  or,  to  the

Company's  knowledge  (as  defined below),  oral  notice  of  any default  by  the  Company  or  its Subsidiaries  under  any  Real

Property Lease which would have a Material Adverse Effect;  there are  no  existing defaults, or any condition or event which  with the giving of notice or lapse of time would constitute a default,

by the Company or its Subsidiaries thereunder which would have  a

Material  Adverse Effect; and, with respect to the  Company's  or

its   Subsidiaries'  obligations  thereunder,  to  the  Company's knowledge, no uncured default or event or condition on  the  part of  any landlord exists under any Real Property Lease which  with the  giving  of  notice or the lapse of time would  constitute  a default  thereunder which would have a Material  Adverse  Effect.

For  the purposes of this Agreement, the phrase "to the Company's knowledge" shall mean the actual knowledge of Robert J.  McKenna,

Michael  A.  Simon, Daniel K. Corwin, Nicola T.  Arena,  John  E.

Gleason and Jorge A. Luna.

     (c)   All  of  the  land,  buildings, structures  and  other

improvements occupied by the Company or its Subsidiaries material to  the conduct of its business are included in the Real Property and the Real Property Leases.

     (d)   Except  as  contained  in the  Real  Property  Leases,

neither  the Company nor its Subsidiaries owns or holds,  nor  is obligated under or a party to, any option, right of first refusal or  other contractual right to purchase, acquire, sell or dispose of  the Real Property and the Real Property Leases or any portion thereof or interest therein.

     (e)   To the Company's knowledge, the Company has no ongoing

or  present  material obligations or liabilities with respect  to the  Real  Property  formerly owned, leased or  occupied  by  the

Company or its Subsidiaries.

     3.11 Intellectual Property.

     (a)    The   Company  and  the  Subsidiaries,  directly   or

indirectly,  own,  or are licensed or otherwise  possess  legally enforceable rights to use, all patents, trademarks, trade  names,

service   marks,   copyrights  and  any  applications   therefor,

technology,  know-how  and  tangible  or  intangible  proprietary information or material that are material to the business of  the

Company and the Subsidiaries as presently conducted (the "Company

Intellectual Property Rights").

     (b)   Either the Company or the Subsidiaries is the sole and

exclusive  owner  of, or the exclusive or non-exclusive  licensee of,  with all right, title and interest in and to (free and clear of  any liens or encumbrances), the Company Intellectual Property

Rights,  and,  in  the case of the Company Intellectual  Property

Rights  owned  by the Company or the Subsidiaries, has  sole  and exclusive rights (and is not contractually obligated to  pay  any compensation to any third party in respect thereof)  to  the  use thereof  or the material covered thereby in connection  with  the services or products in respect of which the Company Intellectual

Property Rights are being used.  Except as described in  the  SEC

Reports,  no  claims  with  respect to the  Company  Intellectual

Property   Rights  have  been  asserted  or,  to  the   Company's

knowledge,  are  threatened  by any person  that  are  reasonably

likely  to  have  a  Material  Adverse  Effect.   All  registered

trademarks, service marks and copyrights held by the Company  and the  Subsidiaries which are material to the business, and to  the

Company's  knowledge,  all other registered  trademarks,  service

marks   and  copyrights,  are  valid  and  subsisting.   To   the

Company's  knowledge, there is no unauthorized use,  infringement or  misappropriation of any of the Company Intellectual  Property

Rights  by  any  third party, including any  employee  or  former employee  of  the Company or the Subsidiaries that would  have  a

Material  Adverse  Effect.   No Intellectual  Property  Right  is

subject   to   any  outstanding  decree,  order,   judgment,   or

stipulation  restricting in any manner the licensing  thereof  by the  Company or any Subsidiaries, except to the extent  any  such restriction would not have a Material Adverse Effect.  Except  as set  forth in Schedule 3.11(b) of the Company Disclosure  Letter,

neither  the  Company nor the Subsidiaries has entered  into  any agreement  (other  than exclusive distribution agreements)  under which the Company or the Subsidiaries is restricted from selling,

licensing  or otherwise distributing any of its products  to  any class of customers, in any geographic area, during any period  of time  or  in any segment of the market, except to the extent  any such restriction would not have a Material Adverse Effect.

     (c)   The  Company  and  the  Subsidiaries  have  taken  all

measures the Company reasonably believes were necessary  to  make their  computer systems, software, hardware, firmware, middleware and  other  information  technology  (collectively,  "Information

Technology") Year 2000 Ready (as defined below).  The Company and the  Subsidiaries have previously made available  to  the  Parent copies  of  all  year  2000 warranties that the  Company  or  the

Subsidiaries has provided, and currently provides, to  customers.

As  used  in  this Agreement, "Year 2000 Ready" shall  mean  that

Information  Technology is designed to be used prior  to,  during and  after  the  calendar  year 2000 A.D.  and  such  Information

Technology will accurately receive, provide and process date/time data  (including, without limitation, calculating, comparing  and sequencing) from, into and between the twentieth and twenty-first

centuries  A.D.,  and  leap  year  calculations  and   will   not

malfunction,  cease to function or provide invalid  or  incorrect results  as  a  result  of  date/time  data  (including,  without limitation, to the extent that other Information Technology  used

in   combination   with  such  Information  Technology   properly

exchanges date/time data with it).

     3.12  Insurance.   Schedule 3.12 of the  Company  Disclosure

Letter  identifies all material property, general  liability  and casualty  insurance policies which currently insure  the  Company and the Subsidiaries.  Such policies are adequate in the view  of the  management of the Company for the assets and  operations  of the Company and the Subsidiaries as currently conducted.

     3.13 Employee Benefit Plans.

     (a)   Schedule  3.13 of the Company Disclosure  Letter  sets

forth  a  complete  and  correct list of  all  "employee  benefit plans",  as  defined  in Section 3(3) of the Employee  Retirement

Income Security Act of 1974, as amended ("ERISA"), and any  other

pension   plans  or  employee  benefit  arrangements  or  payroll

practices (including, without limitation, severance pay, vacation pay,  company  awards, salary continuation for  disability,  sick

leave,   deferred   compensation,  bonus   or   other   incentive

compensation,  stock  option or stock  purchase  arrangements  or policies)  maintained, or contributed to,  by  the  Company,  the

Subsidiaries   or   any  trade  or  business  (whether   or   not

incorporated)   which  is  treated  with  the  Company   or   the

Subsidiaries as a single employer under Section 414(b), (c),  (m)

or  (o) of the Code ("ERISA Affiliate") with respect to employees

of  the  Company,  the   Subsidiaries or their  ERISA  Affiliates

("Company  Benefit  Plans").  Each Company  Benefit  Plan  is  in

writing, and the Company has previously furnished the Parent with a  true  and complete copy of each Company Benefit Plan document,

including all amendments thereto, and a true and complete copy of each  material  document prepared in connection  with  each  such

Company   Benefit   Plan,  including,  without   limitation,   if

applicable,  (i)  a copy of each current trust or  other  funding arrangement,  (ii) the most recent summary plan  description  and any  summary of material modifications issued subsequent to  such summary  plan  description, (iii) the three most  recently  filed

Form  5500's,  including all attachments thereto, (iv)  the  most recently  received Internal Revenue Service ("IRS") determination letter  for  each  such Company Benefit Plan, and  (v)  the  most recently  prepared  actuarial report and financial  statement  in

connection  with  each such Company Benefit  Plan.   Neither  the

Company   nor  the  Subsidiaries  have  any  express  or  implied

commitment  (i) to create or incur liability with respect  to  or cause  to  exist  any  other employee benefit  plan,  program  or arrangement,  (ii)  to enter into any contract  or  agreement  to provide  compensation or benefits to any individual or  (iii)  to modify, change or terminate any Plan, other than with respect  to a modification, change or termination required by ERISA, the Code or other applicable law.

     (b)   None  of  the Company, the Subsidiaries or  any  ERISA

Affiliate has incurred any liability under, arising out of or  by operation  of  Title IV of ERISA that has not been  satisfied  in full  (other  than liability for premiums to the Pension  Benefit

Guaranty   Corporation  (the  "PBGC")  arising  in  the  ordinary

course),   including,  without  limitation,  any   liability   in

connection with the termination or reorganization of any employee pension benefit plan subject to Title IV of ERISA and no fact  or

event  exists  which could give rise to any such  liability.   No

complete or partial termination, as defined in Section 411(d)  of the  Code  has occurred within the six years preceding  the  date hereof  with  respect  to  any Company Benefit  Plan,  which  was intended to be a plan qualified under Section 401 of the Code.

     (c)   Within the six years preceding the date hereof,  there

has  been  no  "reportable  event" as that  term  is  defined  in

Section 4043 of ERISA and the regulations thereunder with respect to  any of the Company Benefit Plans subject to Title IV of ERISA which would require the giving of notice, or for which notice has been  waived, or any event requiring notice to be provided  under

Section 4063(a) of ERISA.

     (d)   Within  the six years preceding the date  hereof,  the

Company,  the  Subsidiaries  or  any  ERISA  Affiliate  have  not sponsored, funded or contributed to any benefit plan  that  is  a multiple employer plan subject to Sections 4063 and 4064 of ERISA or  a  multiemployer plan as defined in Section 3(37)  of  ERISA.

Within  the  six  years  preceding the date  hereof,  no  Company

Benefit Plan has incurred any "accumulated funding deficiency" as such term is defined in Section 412 of the Code or Section 302 of

ERISA.   None  of  the  Company, the Subsidiaries  or  any  ERISA

Affiliate  or  any organization to which any is  a  successor  or

parent   corporation,  has  divested  any  business   or   entity

maintaining  or sponsoring a defined benefit pension plan  having

unfunded    benefit   liabilities   (within   the   meaning    of

Section 4001(a)(18) of ERISA) or transferred any such plan to any entity  other  than the Company, the Subsidiaries  or  any  ERISA

Affiliate  during  the five-year period ending on  the  Effective

Time.

     (e)   Each of the Company Benefit Plans intended to  qualify

under  Section  401(a) of the Code ("Qualified  Plans")  (i)  has

received  a  favorable  determination letter  from  the  Internal

Revenue  Service  that such Plan is so qualified  or  (ii)  is  a standardized  prototype plan the form of which has been  approved by  the  Internal  Revenue Service, and, except as  disclosed  on

Schedule  3.13  of  the Company Disclosure  Letter,  nothing  has occurred with respect to the form or  operation of any such  Plan which,  either individually or in the aggregate, would cause  the loss  of  such qualification or the imposition of any  liability,

penalty  or tax under ERISA or the Code, which loss or imposition would have a Material Adverse Effect.

     (f)   None  of the Company, the Subsidiaries nor  any  ERISA

Affiliate  has  engaged  in a non-exempt  prohibited  transaction

(within  the meaning of Section 406 of ERISA or Section  4975  of the  Code) with respect to any Company Benefit Plan.  Neither the

Company  nor  any  Subsidiaries  is  currently  liable   or   has

previously incurred any liability within the six years  preceding the date hereof for any tax or penalty arising under Subtitle  D,

Chapter  43  of the Code or Section 502 of ERISA which  liability would  have  a  Material Adverse Effect, and,  to  the  Company's knowledge, no fact or event exists which could give rise  to  any such liability.  Neither the Company nor any ERISA Affiliate  has been required to post any security under Section 307 of ERISA  or

Section 401(a)(29) of the Code; and no fact or event exists which could  give  rise  to any lien or requirement to  post  any  such security.

     (g)   To  the  Company's  knowledge, all  contributions  and

premiums  required by law or by the terms of any Company  Benefit

Plan  or  any  agreement relating thereto have been  timely  made

(without regard to any waivers granted with respect thereto).

     (h)   The liabilities of each Company Benefit Plan that  has

been  terminated or otherwise wound up have been fully discharged in compliance with applicable law.

     (i)   There  has been no violation of ERISA with respect  to

the  filing of applicable returns, reports, documents and notices regarding any of the Company Benefit Plans with the Secretary  of

Labor or the Secretary of the Treasury or the furnishing of  such notices or documents to the participants or beneficiaries of  the

Company  Benefit  Plans  which, either  individually  or  in  the aggregate, could result in a Material Adverse Effect.

     (j)   There are no pending legal proceedings which have been

asserted or instituted against any of the Company Benefit  Plans,

the  assets  of  any  such  Plans or the  Company  or  any  ERISA

Affiliate  or  the  plan administrator or any  fiduciary  of  the

Company Benefit Plans with respect to the operation of such plans

(other than ordinary and usual benefits claims).

     (k)   Each of the Company Benefit Plans has been maintained,

in  all  material respects, in accordance with its terms and  all provisions  of  applicable laws and regulations.  All  amendments and  actions required to bring each of the Company Benefit  Plans into  conformity  in  all  material  respects  with  all  of  the applicable  provisions  of ERISA and other  applicable  laws  and regulations  have been made or taken except to  the  extent  that such amendments or actions are not required by law to be made  or taken until a date after the Closing Date.

     (l)   Except  as set forth on Schedule 3.13 of  the  Company

Disclosure  Letter, the Company and the Subsidiaries  have  never maintained  a welfare benefit plan providing continuing  benefits after  the  termination of employment (other than as required  by

Section  4980B  of  the  Code and at the  former  employee's  own expense),  and  the Company, the Subsidiaries and each  of  their

ERISA Affiliates have complied in all material respects with  the notice and continuation requirements of Section 4980B of the Code and the regulations thereunder.

     (m)  Other than as set forth in Schedule 3.13 of the Company

Disclosure  Letter, neither the execution and  delivery  of  this

Agreement  nor the consummation of the transactions  contemplated hereby  will  (i)  result  in  any  payment  (including,  without limitation, severance, unemployment compensation, retention bonus or  golden  parachute  payment) becoming  due  to  any  director,

independent  contractor  or  employee  of  the  Company  or   the

Subsidiaries, (ii)  increase any benefits otherwise payable under any  Company Benefit Plan or (iii) result in the acceleration  of the time of payment or vesting of any such benefits.

     (n)   The Company and the Subsidiaries are in compliance  in

all   material  respects  with  applicable  laws  and  collective

bargaining   agreements  with  respect  to  all  benefit   plans,

contracts  and arrangements covering non-U.S. Business  Employees

("Non-U.S.  Benefit  Plans").  The Company and  the  Subsidiaries

have  no  unfunded liabilities in violation of  local  law.   All

benefits  payable  under each of the Non-U.S. Benefit  Plans  are provided in accordance with the terms of the governing provisions of  the  relevant  Non-U.S. Benefit Plan.  The  Company  and  the

Subsidiaries  are  not aware of any failure to  comply  with  any applicable law which would or is reasonably likely to  result  in the loss of tax approval or qualification of any Non-U.S. Benefit

Plans.

     3.14  Legal  Proceedings,  Etc.   Except  as  set  forth  in

Schedule 3.14 of the Company Disclosure Letter, (i) there  is  no claim,  action, proceeding or investigation pending  or,  to  the

Company's  knowledge,  threatened  against  the  Company  or  the

Subsidiaries  before  any  court or  governmental  or  regulatory authority  or  body with respect to which there is  a  reasonable likelihood of a determination which would have a Material Adverse

Effect  alone or in the aggregate, and (ii) the Company  and  the

Subsidiaries  are  not  subject to any outstanding  order,  writ,

judgment,  injunction or decree of any court or  governmental  or regulatory authority or body including, but not limited  to,  the

SEC.

     3.15  Taxes.   The  Company and the Subsidiaries  have  duly

filed  all  material foreign, federal, state  and  local  income,

franchise, excise, real and personal property and other  Tax  (as defined  below) returns and reports (including, but  not  limited to,  those  filed on a consolidated, combined or  unitary  basis)

required  to  have been filed by the Company and the Subsidiaries prior  to  the  date  hereof.  All of the foregoing  returns  and reports  are true and correct in all material respects,  and  the

Company and the Subsidiaries have paid or, prior to the Effective

Time will pay, all Taxes, interest and penalties (whether or  not shown on such returns or reports) as due or (except to the extent the  same are contested in good faith) claimed to be due  to  any federal, state, local or other taxing authority.  The Company has paid  and will pay all installments of estimated taxes due on  or before  the Effective Time.  All taxes and state assessments  and levies which the Company and the Subsidiaries are required by law to  withhold or collect have been withheld or collected and  have been  paid to the proper governmental authorities or are held  by the  Company  for such payment.  The Company and the Subsidiaries have  paid or made adequate provision in accordance with GAAP  in the  financial statements of the Company for all Tax  payable  in respect  of  all periods ending on or prior to the date  of  this

Agreement and will have made or provided for all Taxes payable in respect  of  all periods ending on or prior to the Closing  Date.

As  of the date hereof, all deficiencies proposed as a result  of

any  audits  have  been paid or settled.   The  Company  and  the

Subsidiaries  have paid, collected or withheld, or caused  to  be paid,  collected or withheld, all amounts of Tax required  to  be paid,  collected  or withheld, other than such  Taxes  for  which

adequate   reserves  in  the  financial  statements   have   been

established  or  which are being contested in  good  faith.   The

Company  has  not  given nor been requested to  give  waivers  or extensions  (or is or would be subject to a waiver  or  extension given by any other entity) of any statute of limitations relating to  the  payment  of Taxes.  No claim has ever been  made  by  an authority  in a jurisdiction in which the Company has  not  filed

Tax  returns  that  it is or may be subject to taxation  by  that jurisdiction.  There are no claims or assessments pending against the Company or the Subsidiaries for any alleged deficiency in any

Tax,  and  the  Company has not been notified in writing  of  any proposed  Tax  claims or assessments against the Company  or  the

Subsidiaries.   There is no existing tax sharing  agreement  that

may or will require that any payment be made by or to the Company on or after the Closing Date.  The Company has never been part of

an  affiliated  group  filing consolidated  federal   (or  other)

income  tax  returns (other than as a parent of  such  affiliated group)  and  has no liability for Taxes of any other  entity  (i)

under  Treasury Regulation 1.1502-6 (or any similar provision  of state,  local or foreign law), (ii) as a transferee or successor,

(iii)  by  contract, or (iv) otherwise.  "Taxes" shall  mean  all taxes,  levies or other assessments of whatever kind,  including,

without  limitation, income, excise, property,  sales,  transfer,

gross  receipts,  employment, withholding, import  and  franchise taxes  and  customs duties imposed by the United States,  or  any state,  county,  local or foreign government, or  subdivision  or

agency   thereof,  and  including  any  interest,  penalties   or

additions attributable thereto.

     3.16 Material Agreements.  The Company has made available to the  Parent true and accurate copies of any material note,  bond,

mortgage,   indenture,  contract,  lease,   license,   agreement,

understanding, instrument, bid or proposal that is required to be described  in  or  filed as an exhibit to  any  SEC  Report  (the

"Company   Material  Contracts").   All  such  Company   Material

Contracts are valid and binding and are in full force and  effect and  enforceable  against  the Company  or  the  Subsidiaries  in accordance with their respective terms, except to the extent that

enforceability   may   be   limited  by  applicable   bankruptcy,

reorganization,  insolvency, moratorium or other  laws  affecting the  enforcement of creditors' rights generally  and  by  general principles  of equity, regardless of whether such enforcement  is considered  in a proceeding in equity or at law.  Except  as  set forth  in  Schedule  3.16 of the Company  Disclosure  Letter,  no

consent  of any person is needed in order that each such  Company

Material  Contract  shall continue in full force  and  effect  in accordance with its terms without penalty, acceleration or rights of  early  termination  by  reason of  the  consummation  of  the transactions contemplated by this Agreement, except for  consents the  absence  of which would not have a Material Adverse  Effect,

and  neither  the  Company nor the Subsidiaries  is  in  material violation or breach of or default under any such Company Material

Contract;  nor to the Company's knowledge is any other  party  to any  such Company Material Contract in violation or breach of  or default under any such Company Material Contract.

     3.17  Compliance with Law.  The Company and the Subsidiaries hold  all  permits, licenses, variances, exemptions,  orders  and approvals of all governmental entities necessary for them to own,

lease  or  operate their properties and assets and  to  carry  on their businesses substantially as now conducted, except for  such permits,  licenses, variances, exemptions, orders  and  approvals the  failure  of which to hold would not have a Material  Adverse

Effect (the "Company Permits").  The Company and the Subsidiaries

are in material compliance with applicable laws and the terms  of the  Company  Permits.  Except as disclosed in  the  SEC  Reports filed  prior to the date of this Agreement, the Company  has  not received any written, or to the Company's knowledge, oral  notice that  the business operations of the Company and the Subsidiaries are  being  conducted  in  violation of  any  law,  ordinance  or regulation of any governmental entity.

     3.18  Insider  Interests.  The SEC  Reports  set  forth  all material  contracts,  agreements with and  other  obligations  to officers, directors and employees or shareholders of the  Company and the Subsidiaries.  Except as set forth in the SEC Reports, no

officer,   director  or  shareholder  of  the  Company   or   the

Subsidiaries,  and  no  entity controlled by  any  such  officer,

director  or  shareholder, and no relative or spouse who  resides with any such officer, director or shareholder (i) owns, directly or  indirectly, any material interest in any person that is or is engaged  in  business other than on an arm's-length basis  as,  a competitor,  lessor, lessee, customer or supplier of the  Company or  the  Subsidiaries  or (ii) owns, in whole  or  in  part,  any tangible  or intangible property material to the conduct  of  the business that the Company or the Subsidiaries use in the  conduct of its business.

     3.19  Officers, Directors and Employees.  Schedule  3.19  of

the  Company  Disclosure Letter sets forth the name  and  current compensation of each officer, director or employee of the Company and  the  Subsidiaries whose current annual rate of  compensation from  the  Company  or  the Subsidiaries (including  bonuses  but excluding commission-only compensation) exceeds $100,000.

     3.20 Environmental Protection.  Notwithstanding anything  in this  Agreement to the contrary, this Section 3.20  is  the  sole representation with respect to environmental matters.  Except  as set  forth in Schedule 3.20 of the Company Disclosure Letter, the

Company  and the Subsidiaries have obtained all material permits,

certificates,   licenses,  approvals  and  other   authorizations

(collectively  "Environmental  Permits")  relating   to   health,

safety,  sanitation, pollution or protection of the  environment,

including  those relating to emissions, discharges,  releases  of pollutants,  contaminants or chemicals, or industrial,  toxic  or hazardous  substances or wastes into the environment  (including,

without limitation, ambient air, surface water, ground water,  or land)  or  otherwise  relating  to the  manufacture,  processing,

distribution,  use, treatment, storage, disposal,  transport,  or handling of pollutants, contaminants or chemicals, or industrial,

toxic or hazardous substances or wastes.  Except as set forth  in

Schedule 3.20 of the Company Disclosure Letter, the Environmental

Permits  are  in  full force and effect and the Company  and  the

Subsidiaries  are  in  material compliance  with  all  terms  and conditions of the Environmental Permits.  Except as set forth  in

Schedule  3.20 of the Company Disclosure Letter, the Company  and

the  Subsidiaries are also in  compliance with all other material limitations,  restrictions, conditions, standards,  prohibitions,

requirements, obligations, schedules and timetables contained  in all  applicable  foreign, federal, state or  local  environmental health  and  safety  laws or contained in any  regulation,  code,

plan,  order,  decree,  judgment, injunction,  notice  or  demand letter  issued,  entered, promulgated or approved thereunder,  if any  ("Pertinent Environmental Laws").  Except as  set  forth  in

Schedule  3.20 of the Company Disclosure Letter, to the Company's

knowledge,  there  are  no  past or present  events,  conditions,

circumstances, activities, practices or incidents which, with the passage  of  time  or  the  giving  of  notice,  or  both,  would

constitute  a  violation  of  Pertinent  Environmental   Law   or

contract,   lease   or  agreement  with  any  third   party,   or

noncompliance with any Environmental Permit, or which may prevent compliance  or  continued compliance with Pertinent Environmental

Laws,  or which may give rise to any material common law or legal liability,  or  otherwise form the basis of  any  claim,  action,

demand,  suit, proceeding or governmental investigation.   Except

as  set  forth in Schedule 3.20 of the Company Disclosure Letter,

there  is  no  civil,  criminal or administrative  action,  suit,

demand,  claim,  hearing,  notice or  demand  letter,  notice  of violation,  investigation,  or  proceeding  pending  or,  to  the

Company's  knowledge,  threatened  against  the  Company  or  the

Subsidiaries  relating in any way to any Pertinent  Environmental

Laws.    There  are  no  agreements,  consent  orders,   decrees,

judgments,  license  or  permit conditions  or  other  orders  or directives  of  any  foreign,  federal,  state  or  local  court,

governmental  agency  or  authority which  require  any  material change  in  the present use, operation or condition of  the  Real

Property or, pursuant to applicable Pertinent Environmental Laws,

any  material work, repairs, construction, containment,  cleanup,

investigation,  removal  or  other remedial  action  or  material capital expenditure.

     3.21  Brokers  and Finders.  Other than Ernst &  Young  LLP,

neither  the  Company  nor  any of  its  officers,  directors  or employees has employed any broker, finder or investment banker or incurred  any  liability  for  any brokerage  fees,  commissions,

finders'  fees or investment banking fees in connection with  the transactions contemplated herein.

     3.22  Voting  Requirements.  The  affirmative  vote  of  the holders  of  at  least two-thirds of the total  number  of  votes entitled  to be cast by the holders of the Shares outstanding  as of  the  record date for the Company Special Meeting is the  only vote  of  the  holders of any class or series  of  the  Company's capital  stock  or  other securities necessary  to  approve  this

Agreement and the transactions contemplated by this Agreement.

     3.23 Board Approval.  The Board, by resolutions duly adopted by  unanimous vote of those voting at a meeting duly  called  and held  and not subsequently rescinded or modified in any way  (the

"Company  Board Approval"), has duly (i) determined,  subject  to and  conditioned  upon receipt of the fairness  opinion  required pursuant to Section 6.01(d) hereof, that this Agreement  and  the

Merger  are fair to and in the best interests of the Company  and its shareholders, (ii) approved this Agreement and the Merger and

(iii) subject to its fiduciary obligations under applicable  law,

recommended  that  the  shareholders of the  Company  adopt  this

Agreement and approve the Merger and directed that this Agreement

and   the  transactions  contemplated  hereby  be  submitted  for consideration  by the Company's shareholders at the Shareholders'

Meeting.  The Company Board Approval constitutes adoption of this

Agreement  for  purposes of Section 902 of  the  BCL.   No  state

takeover  statute  is  applicable to  the  Merger  or  the  other transactions contemplated hereby.

     3.24  Labor  Matters.   (a)  Schedule 3.24  of  the  Company

Disclosure  Letter  sets forth a list of all  of  the  collective bargaining agreements to which the Company or the Subsidiaries is a  party or is subject.  The Company has heretofore delivered  or made available to the Parent true, correct and complete copies of all the collective bargaining agreements listed in Schedule 3.24,

and  copies  of  all  grievances, grievance responses,  grievance settlement agreements, and labor arbitrator decisions and  awards arising  under  any  such  collective  bargaining  agreements  or predecessor agreements within the three years preceding the  date

hereof.   Except  to the extent set forth in Schedule  3.24,  and

except for such matters as would not have or result in a Material

Adverse  Effect   (a)  the Company and the  Subsidiaries  are  in

compliance  with  all applicable laws and regulations  respecting employment  and  employment practices, terms  and  conditions  of employment, wages and hours, and employee safety and health,  and all of the provisions of the aforementioned collective bargaining agreements  listed in Schedule 3.24; (b) neither the Company  nor the  Subsidiaries  has  received written,  or  to  the  Company's knowledge,  oral  notice of any unfair labor practice  charge  or complaint  pending  before the National  Labor  Relations  Board;

(c) there is no labor strike, work slowdown or stoppage currently

pending  or,  to  the  Company's  knowledge  threatened  by   any

authorized representative of any union or other representative of employees  against or affecting the Company or  the  Subsidiaries and none has occurred since 1995; (d) neither the Company nor the

Subsidiaries has received written, or to the Company's knowledge,

oral  notice that any representation petition has been filed with the  National  Labor Relations Board respecting the employees  of the  Company  or  the  Subsidiaries; (e) no  labor  grievance  or arbitration proceeding arising out of or arising under any of the

aforementioned  collective  bargaining  agreements   is   pending

against  the Company or the Subsidiaries; (f) neither the Company

nor   the   Subsidiaries  is  currently  engaged  in   collective

bargaining  negotiations; and (g) neither  the  Company  nor  the

Subsidiaries has received written, or to the Company's knowledge,

oral  notice  of  any discrimination, harassment  or  retaliation allegations,  charges  or  complaints pending  before  the  Equal

Employment  Opportunity Commission, New York  State  Division  of

Human  Rights or any other agency or Court, state or federal,  or threat of same.

     (b)    Schedule   3.24   lists  all  individual   employment

agreements  between the Company or the Subsidiaries  and  one  or

more  employees.   The Company has heretofore  delivered  to  the

Parent  true, correct and complete copies of all such  employment agreements  with  its  employees.  All employment  agreements  to which  the  Company or the Subsidiaries is a party  are,  in  all material respects, valid and binding.

     3.25 No Other Representations or Warranties.  Except for the

representations  and  warranties  contained  in  this  Agreement,

anything described in or listed in the Company Disclosure Letter,

neither the Company nor any other person makes any representation or  warranty to the Parent or the Purchaser, express or  implied,

and  the  Company  hereby  disclaims any such  representation  or warranty,  whether by or on behalf of the Company or any  of  its officers, directors, employees, agents or representatives or  any other  person, notwithstanding the delivery or disclosure to  the

Parent  or  the  Purchaser  or any of  its  officers,  directors,

employees, agents or representatives or any other person  of  any document  or  other  information by the Company  or  any  of  its officers, directors, employees, agents or representatives or  any

other  person.   Any material document delivered by  the  Company

pursuant  to this Agreement is a true, correct and complete  copy of  such  document, and has not been modified or  amended  unless such amendment or modification is included with such document.

                           ARTICLE IV

                REPRESENTATIONS AND WARRANTIES OF
                    THE PARENT AND THE PURCHASER

     The  Parent and the Purchaser represent and warrant  to  the

Company that:

     4.01  Corporation Organization.  The Parent is a corporation duly  organized  and validly existing and in good standing  under the  laws  of  the  State of New York, and  the  Purchaser  is  a corporation  duly  organized and validly  existing  and  in  good standing under the laws of the State of New York.  The Parent and

the   Purchaser  each  has  all  requisite  corporate  power  and authority  to  own its assets and carry on its  business  as  now being  conducted or proposed to be conducted.  Each of the Parent and  the  Purchaser  has delivered to the  Company  complete  and correct  copies  of its Certificate or Articles of  Incorporation and By-Laws, as in effect on the date hereof.

     4.02  Authorized Capital.  The authorized capital  stock  of the  Purchaser  consists of 200 shares of Common  Stock,  no  par value  per share, of which one (1) share shall be outstanding  as of  the Effective Time.  All of the issued and outstanding shares of capital stock of the Purchaser are validly issued, fully paid,

nonassessable and free of preemptive rights and all liens.

     4.03  Corporation  Authority.  Each of the  Parent  and  the

Purchaser  has  the necessary corporate power  and  authority  to enter  into  this  Agreement  and to carry  out  its  obligations hereunder.  The execution and delivery of this Agreement by  each of  the  Parent and the Purchaser, the performance by the  Parent

and   the   Purchaser  of  its  obligations  hereunder  and   the

consummation  by the Parent and the Purchaser of the transactions contemplated  hereby have been duly authorized by  its  Board  of

Directors  and no other corporate proceeding on the part  of  the

Parent  or  the  Purchaser is necessary  for  the  execution  and delivery  of  this Agreement by the Parent and the Purchaser  and

the   performance  by  the  Parent  and  the  Purchaser  of   its

obligations hereunder and the consummation by the Parent and  the

Purchaser   of   the  transactions  contemplated  hereby.    This

Agreement  has been duly executed and delivered by  each  of  the

Parent  and  the  Purchaser and, assuming the due  authorization,

execution  and delivery hereof by the Company, is a legal,  valid

and   binding  obligation  of  the  Parent  and  the   Purchaser,

enforceable  against the Parent and the Purchaser  in  accordance with its terms, except to the extent that its enforceability  may be  limited by applicable bankruptcy, insolvency, reorganization,

moratorium  or other laws affecting the enforcement of creditors'

rights  generally or by general equitable principles,  regardless of  whether such enforceability is considered in a proceeding  in equity or at law.

     4.04  No  Prior Activities.  The Purchaser has not incurred,

directly  or  indirectly, any liabilities or obligations,  except those  incurred in connection with its incorporation or with  the negotiation  of  this  Agreement  and  the  consummation  of  the transactions contemplated hereby and thereby.  The Purchaser  has not  engaged, directly or indirectly, in any business or activity of any type or kind, or entered into any agreement or arrangement with any person or entity, and is not subject to or bound by  any obligation  or  undertaking, that is not contemplated  by  or  in connection  with this Agreement and the transactions contemplated hereby and thereby.

     4.05 Governmental Filings; No Violations.

     (a)   Other  than the filing of the New York Certificate  of

Merger  in  accordance with the BCL, the Restated Certificate  of

Incorporation  and  the HSR Filing (if applicable),  no  notices,

reports or other filings are required to be made by the Parent or

the   Purchaser   with,  nor  are  any  consents,  registrations,

approvals,  permits or authorizations required to be obtained  by the  Parent or the Purchaser from, any governmental or regulatory authorities  of  the  United States, the several  States  or  any foreign  jurisdictions  in  connection  with  the  execution  and delivery  of  this Agreement by the Parent and the Purchaser  and

the   consummation  by  the  Parent  and  the  Purchaser  of  the transactions contemplated hereby, the failure to make  or  obtain any or all of which could prevent, materially delay or materially burden the transactions contemplated by this Agreement.

     (b)  Neither the execution and delivery of this Agreement by the Parent or the Purchaser nor the consummation by the Parent or

the   Purchaser  of  the  transactions  contemplated  hereby  nor compliance  by  the  Parent  or the Purchaser  with  any  of  the provisions  hereof  will:  (i) conflict with  or  result  in  any breach  of  any  provision  of  its Certificate  or  Articles  of

Incorporation  or By-Laws, (ii) result in a violation  or  breach of, or constitute (with or without due notice or lapse of time or both)  a  default  (or  give rise to any  right  of  termination,

cancellation  or  acceleration) under,  or  require  any  consent under,  any of the terms, conditions or provisions of  any  note,

bond,  mortgage, indenture, license, contract, agreement or other instrument or obligation to which the Parent or the Purchaser  is a  party or by which it or any of its properties or assets may be bound, (iii) require the creation or imposition of any lien  upon or  with respect to the properties of the Parent or the Purchaser or  (iv)  violate  any order, writ, injunction, decree,  statute,

rule  or regulation applicable to the Parent or the Purchaser  or any  of  its  properties or assets, excluding from the  foregoing clauses (iii) and (iv) violations, breaches or defaults which  in the  aggregate, would not have a material adverse effect  on  the business, financial condition or operations of the Parent or  the

Purchaser  or  which  would  not  prevent,  materially  delay  or

materially   burden   the  transactions  contemplated   by   this

Agreement.

     4.06 Brokers and Finders.  Neither the Parent, the Purchaser

nor  any of its officers, directors or employees has employed any broker, finder or investment banker or incurred any liability for any  brokerage  fees,  commissions, finders  fees  or  investment banking  fees  in  connection with the transactions  contemplated herein.

     4.07  Schedule  13E-3; Proxy Statement;  Other  Information.

None  of  the information to be supplied by and relating  to  the

Parent  or  the Purchaser for inclusion or incorporation  in  the

Schedule  13E-3 or the Proxy Statement or any schedules  required to  be  filed with the SEC in connection therewith and  described therein as being supplied by the Parent or the Purchaser will, at the  respective  times  that  the Schedule  13E-3  or  the  Proxy

Statement  or any amendments or supplements thereto or  any  such schedules are filed with the SEC, contain any untrue statement of a material fact or omit to state any material fact required to be stated  therein  or  necessary in order to  make  the  statements therein,  in  light of the circumstances under  which  they  were made, not misleading.

     4.08       Ownership of Company Capital Stock.   As  of  the

date of this Agreement, neither the Parent, the Purchaser nor any of  their respective affiliates or associates (as such terms  are defined  under the Exchange Act) (i) beneficially owns,  directly or  indirectly, or (ii) is a party to any agreement,  arrangement or understanding for the purpose of acquiring, holding, voting or disposing  of,  in case of either clause (i) or (ii),  shares  of capital stock of the Company.

     4.09 No Other Representations or Warranties.  Except for the

representations  and warranties contained in this  Agreement,  or any  other document delivered pursuant to this Agreement, neither the  Parent  or  the  Purchaser nor any other  person  makes  any representations or warranty to the Company, express  or  implied,

and  the  Parent  and  the  Purchaser hereby  disclaim  any  such

representation  or  warranty,  whether  by  the  Parent  or   the

Purchaser  or any of its or their officers, directors, employees,

agents  or  representatives or any other person,  notwithstanding the delivery or disclosure to the Company or any of its officers,

directors,  employees,  agents or representatives  or  any  other person of any document or other information by the Parent and the

Purchaser or any of their officers, directors, employees,  agents or  representatives or any other person.  Any document  delivered by  the Parent or the Purchaser pursuant to this Agreement  is  a true,  correct and complete copy of such document,  and  has  not been modified or amended unless such amendment or modification is included with such document.



                            ARTICLE V

                    COVENANTS OF THE PARTIES

     5.01  Conduct  of  Business  of  the  Company.   Except   as

contemplated by this Agreement or as set otherwise agreed by  the

Parent  in  writing,  during the period from  the  date  of  this

Agreement  to  the Effective Time, each of the  Company  and  the

Subsidiaries will conduct its business and operations only in the ordinary  and  usual  course  of business  consistent  with  past practice  and  will seek to preserve intact the current  business organization,  and  preserve  its relationships  with  customers,

suppliers and others having business dealings with the Company to

the  end  that  the  goodwill  and  ongoing  business  shall   be

unimpaired  in  all  material respects  at  the  Effective  Time.

Without limiting the generality of the foregoing, and, except  as contemplated  in  this Agreement, prior to  the  Effective  Time,

without  the  advance written consent of the Parent, neither  the

Company nor any the Subsidiaries will:

     (a)   Except to the extent required by applicable law, amend

its Certificate of Incorporation or By-Laws;

     (b)   (i) Create, incur or assume any indebtedness for money

borrowed,  including obligations in respect of capital leases  or other  capital  expenditures, except  indebtedness  for  borrowed money incurred in the ordinary course of business, provided  that the  proceeds thereof are not distributed to the shareholders  of the  Company;  or  (ii) assume, guarantee, endorse  or  otherwise become  liable or responsible (whether directly, contingently  or otherwise)  for  the obligations of any other  person;  provided,

however,  that the Company may endorse negotiable instruments  in the ordinary course of business consistent with past practice;

     (c)   Declare,  set  aside  or pay  any  dividend  or  other

distribution  (whether  in  cash,  stock  or  property   or   any

combination thereof) in respect of any of its capital stock;

     (d)   Issue,  sell, grant, purchase or redeem, or  issue  or

sell any securities convertible into, or options with respect to,

or  warrants to purchase or rights to subscribe to, or  subdivide or in any way reclassify, any shares of its capital stock, except in  any  case above pursuant to Section 2.05 with respect to  the

Options  or pursuant to Section 2.06 with respect to the Purchase

Plans;  provided, however, that from and after the  date  hereof,

the  Company will permit no further orders for shares  under  the

Purchase Plans;

     (e)   Other than funding in the aggregate amount of  $25,000

in   connection   with   those  certain  Supplemental   Executive

Compensation  Agreements between the Company and each  of  Robert

McKenna  and Daniel Corwin, (i) Increase the rate of compensation payable  or  to  become payable by the Company to its  directors,

officers or employees, whether by salary or bonus, other than  in the ordinary course of business consistent with past practice  or

(ii) increase the rate or term of, or otherwise alter, any bonus,

insurance,  pension,  severance or other employee  benefit  plan,

payment  or  arrangement made to, for or with any such directors,

officers   or   employees  other  than  renewals  of  contractual

arrangements  made in the ordinary course of business  consistent with past practice;

     (f)   Enter  into  any agreement, commitment or  transaction

(other  than  borrowings  permitted by Section  5.01(b)),  except agreements, commitments or transactions in the ordinary course of business consistent with past practice;

     (g)   Sell,  transfer, mortgage, pledge, grant any  security

interest   or  permit  the  imposition  of  any  lien  or   other

encumbrance  on  any asset other than in the ordinary  course  of business consistent with past practice and except pursuant to the

Credit   Agreement  (other  than  with  respect  to  the   assets

constituting the Company's aerospace division);

     (h)   Waive  any right under any contract or other agreement

identified in the Company Disclosure Letter if such waiver  would have a Material Adverse Effect;

     (i)   Except as required by GAAP, the SEC or applicable law,

make  any  material change in its accounting methods or practices or  make  any  material  change in depreciation  or  amortization policies or rates adopted by it for accounting purposes or, other

than   normal  writedowns  or  writeoffs  consistent  with   past

practices, make any writedowns of inventory or writeoffs of notes or accounts receivable;

     (j)   Make  any  loan or advance to any of its shareholders,

officers,  directors,  employees (other than  advances  to  field sales  personnel,  vacation  advances,  relocation  advances  and travel  advances  in  each case made in the  ordinary  course  of business  in a manner consistent with past practice) or make  any other loan or advance to any other person or group otherwise than in the ordinary course of business consistent with past practice;

     (k)   Terminate or fail to renew any contract including, all

current   insurance  policies,  or  other  agreements  (excluding

customer  leases  or contracts), the termination  or  failure  of which to renew would have a Material Adverse Effect;

     (l)  Enter into any collective bargaining agreement;

     (m)   Take, agree to take, or knowingly permit to  be  taken

any  action,  or  do  or,  with respect to  anything  within  the

Company's  control, knowingly permit to be done anything  in  the conduct  of its business which would be contrary to or in  breach of  any  of the terms or provisions of this Agreement,  or  which would  cause any of the representations of the Company to  be  or become untrue in any material respect;

     (n)  acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or

by   any   other   manner,  any  business  or  any   corporation,

partnership,   joint  venture,  association  or  other   business

organization  or  division  thereof,  or  any  assets  that   are

material,  individually or in the aggregate, to the  Company  and the Subsidiaries taken as a whole;

     (o)  make any Tax election that would reasonably be expected to  have  a  Material Adverse Effect or settle or compromise  any material Tax liability;

     (p)   settle or compromise any claim (including arbitration)

or  litigation  involving payments by the Company  in  excess  of

$50,000 individually, or $100,000 in the aggregate, which is  not subject  to  insurance reimbursement without  the  prior  written consent of the Parent; or

     (q)  Agree to do any of the foregoing.

     5.02  Notification  of Certain Matters.  The  Company  shall give prompt notice to the Parent of:  (a) any written, or to  the

Company's knowledge, oral notice or other communication from  any third  party alleging that the consent of such third party is  or may  be required in connection with the transactions contemplated

by   this  Agreement;  (b)  any  written,  or  to  the  Company's knowledge, oral notice or other communication from any regulatory authority  in  connection with the transactions  contemplated  by this  Agreement;  and  (c)  any claims, actions,  proceedings  or investigations  commenced  or, to  the  best  of  its  knowledge,

threatened or involving the Company or the Subsidiaries,  or  any of  their  respective properties or assets, which, if pending  on the  date hereof, would have been required to have been disclosed in  the  Company Disclosure Letter pursuant to the provisions  of

Section  3.14;  and (d) the occurrence of any  event  having,  or which  insofar  as  can  be reasonably  foreseen  would  have,  a

Material Adverse Effect.

     5.03  Access  to  Information.  Between  the  date  of  this

Agreement  and  the  Effective  Time,  the  Company  will  during ordinary  business  hours  and upon  reasonable  advance  notice,

(i)  give  the Parent and the Parent's authorized representatives access  the Parent shall reasonably request to all of its  books,

records  (including, without limitation, the  workpapers  of  the

Company's  outside accountants), contracts, commitments,  plants,

offices  and other facilities and properties, and its  personnel,

representatives,  accountants and agents  (including  prospective lenders); (ii) permit the Parent to make such inspections thereof as  it  may  reasonably request (including,  without  limitation,

observing  the  Company's  physical  inventory  of  its  assets),

(iii)  cause its officers and advisors to furnish to  the  Parent

its   financial  and  operating  data  and  such  other  existing information  with  respect to its business,  properties,  assets,

liabilities  and personnel (including, without limitation,  title

insurance   reports,  real  property  surveys  and  environmental

reports,  if any), as the Parent may from time to time reasonably request,  (iv)  take such actions as the Parent reasonably  deems appropriate  to verify the existence and condition  of  equipment leased  by  the  Company to its customers,  and  (v)  permit  the

Parent's  accountants  to conduct such confirmation  and  testing procedures  with  respect  to the Company's  receivables  as  the

Parent reasonably deems appropriate; provided, however, that  any such investigation shall be conducted in such a manner as not  to interfere unreasonably with the operation of the business of  the

Company.   Any and all information disclosed by or on  behalf  of

the   Company   to   the   Parent  or  the  Parent's   authorized

representatives  in accordance with this Section  5.03  shall  be subject  to  the  terms of the Confidentiality  Agreement,  dated

January 31, 2000, between the Company and Strategic Investments &

Holdings, Inc. (the "Confidentiality Agreement").

     5.04 Shareholders' Meeting.  Subject to the requirements  of

Section  5.15,  the Company shall take all action  necessary,  in

accordance   with   applicable  law  and   its   Certificate   of

Incorporation  and By-Laws, to convene the Shareholders'  Meeting as promptly as reasonably practicable after the date on which the definitive  Proxy  Statement has been  mailed  to  the  Company's shareholders  for  the purpose of considering and  taking  action upon  the  Merger and this Agreement.  Subject to  the  fiduciary obligations  of the Board under applicable law and  as  otherwise contemplated  by this Agreement, the Company shall,  through  the

Board,  recommend to its shareholders approval of the Merger  and this Agreement.

     5.05  Schedule 13E-3; Proxy Statement.  The Parent  and  the

Company  shall, as promptly as possible, prepare and, subject  to the  requirements of Section 5.15, file with the  SEC  the  Proxy

Statement,  the Schedule 13E-3 and forms of proxy  in  connection with  the vote of the Company's shareholders with respect to  the

Merger  and  this Agreement and any required Other Filings.   The

Company  and the Parent shall each use all reasonable efforts  to cause the Schedule 13E-3 and the Proxy Statement to be mailed  to shareholders  of  the  Company at the earliest  practicable  date contemplated  by  Section 1.07.  If at  any  time  prior  to  the

Effective Time any event with respect to the Company should occur and  is  required  to  be  described in an  amendment  of,  or  a supplement  to, the Proxy Statement or the Schedule  13E-3,  such event  shall  be so described, and such amendment  or  supplement shall  be  promptly filed with the SEC and, as required  by  law,

disseminated to the shareholders of the Company.

     5.06  Further Information.  The Company and the Parent shall give prompt written notice to the other of (i) any representation or  warranty  made  by  it contained in this  Agreement  becoming untrue  or  inaccurate  in any material  respect  (including  the

Company, the Parent or the Purchaser receiving knowledge  of  any fact,  event  or  circumstance which may cause any representation qualified as to knowledge to be or become untrue in any  material respect)  or (ii) the failure by it to comply with or satisfy  in any  material respect any covenant, condition or agreement to  be complied  with  or  satisfied by it under this Merger  Agreement;

provided,  however, that no such notification  shall  affect  the representations,  warranties,  covenants  or  agreements  of  the parties or the conditions to the obligations of the parties under this Agreement.

     5.07  Further  Assurances.  Consistent with  the  terms  and conditions  hereof,  each party hereto will execute  and  deliver such  instruments and take such other action as the other parties hereto  may  reasonably  require  in  order  to  carry  out  this

Agreement and the transactions contemplated hereby and thereby.

     5.08 Interim Financial Statements.  Within 45 days after the end  of  each  fiscal quarter and 90 days after the  end  of  any fiscal  year  after  the date of this Agreement,  and  until  the

Effective  Time,  the  Company will deliver  to  the  Parent  its

Form  10-Q's or 10-K's, as the case may be, for such  quarter  or

year.   The  financial statements contained therein shall  fairly

present  in  all  material  respects their  respective  financial condition,  results of operations and cash flows and  changes  in financial position as at the date or for the periods indicated in accordance with GAAP consistently applied in accordance with past practice,  shall be prepared in conformity with the  requirements of Regulation S-X under the Exchange Act and shall be accompanied

by   a  certificate  of  the  principal  financial  officer   (or

independent certified public accountant in the case of  year  end financials) of the Company to such effect.

     5.09  Best Efforts.  Subject to the terms and conditions  of this  Agreement,  each  of  the parties  hereto  will  use  their commercially  reasonable best efforts to take,  or  cause  to  be taken,  all  action, and to do, or cause to be done,  all  things

necessary,  proper  or  advisable  under  applicable   laws   and

regulations  to  consummate and make effective  the  transactions contemplated  by  this Agreement and shall use  its  commercially

reasonable  best  efforts  to  satisfy  the  conditions  to   the

transactions  contemplated  hereby and  to  obtain  all  waivers,

permits,  consents and approvals and to effect all registrations,

filings  and notices with or to third parties or governmental  or public bodies or authorities which are necessary or desirable  in connection  with the transactions contemplated by this Agreement,

including,  but  not limited to, filings to the  extent  required under  the Exchange Act and HSR Act (if applicable).  If  at  any time after the Effective Time any further action is necessary  or desirable to carry out the purposes of this Agreement, the proper officers  or directors of each of the parties hereto  shall  take such  action.  Without limiting the generality of the  foregoing,

the Company, the Parent and the Purchaser will defend against any

lawsuit   or  proceeding,  whether  judicial  or  administrative,

challenging  this Agreement or the consummation  of  any  of  the transactions  contemplated hereby.  From time to time  after  the date hereof, without further consideration, the Company will,  at its own expense, execute and deliver such documents to the Parent as  the Parent may reasonably request in order to consummate such

transactions.   From time to time after the date hereof,  without

further  consideration,  the Parent will,  at  its  own  expense,

execute  and deliver such documents to the Company as the Company may reasonably request in order to consummate the Merger.

     5.10  Filings.  If required, the Company and the Parent will file,  or  cause to be filed, as promptly as possible,  with  the

United  States  Federal  Trade Commission  (the  "FTC")  and  the

Antitrust  Division  of the United States Department  of  Justice

(the  "Department  of  Justice") pursuant  to  the  HSR  Act  the notification  required  by the HSR Act, including  all  requisite documents, materials and information therefor, and request  early termination of the waiting period under the HSR Act.  Each of the

Company  and the Parent shall furnish to the other such necessary information and reasonable assistance as the other may request in connection with its preparation of any filing or submission which is necessary under the HSR Act.  The Company and the Parent shall each  keep  the other apprised of the status of any inquiries  or requests  for  additional information made  by  any  governmental authority  and  shall comply promptly with any  such  inquiry  or

request.   The Parent agrees to notify the Company on  or  before

June  16, 2000 whether the HSR notification will be required and,

if not required, will deliver a letter to the Company stating the reasons that no such notification is required.

       5.11      Public Announcements.  The initial press release

relating to the transactions contemplated hereby shall be a joint press  release, and thereafter the Company and the  Parent  shall consult  with  each  other before issuing any  press  release  or otherwise  making  any  public statements  with  respect  to  the transactions  contemplated hereby and shall not  issue  any  such press  release  or make any such public statement prior  to  such consultation,  except as may be required by law  or  any  listing agreement  with a national securities exchange or  with  National

Association of Securities Dealers, Inc.

     5.12 Indemnity; D&O Insurance.

     (a)  The Parent shall cause all rights to indemnification by the  Company  now  existing in favor of each present  and  former director  or officer of the Company (hereinafter referred  to  in this  Section  as the "Indemnified Parties") as provided  in  the

Company's    Certificate    of   Incorporation,     By-Laws    or

indemnification agreements to survive the Merger and to  continue in  full  force  and effect as rights to indemnification  by  the

Surviving  Corporation  for  a  period  of  at  least  six  years following the Effective Time.

     (b)   Subject  to the terms set forth herein, the  Surviving

Corporation  shall indemnify and hold harmless,  to  the  fullest extent  permitted  under applicable law (and shall  also  advance expenses  as  incurred  by an Indemnified  Party  to  the  extent permitted  under  applicable law, provided  the  person  to  whom expenses  are  advanced  provides an undertaking  to  repay  such advances if it is ultimately determined that such person  is  not entitled to indemnification), each Indemnified Party against  any costs  or expenses (including attorneys' fees), judgments, fines,

losses,   claims,  damages,  liabilities  and  amounts  paid   in

settlement in connection with any claim, action, suit, proceeding or  investigation,  whether  civil, criminal,  administrative  or investigative,  arising  out  of or  pertaining  to  any  action,

alleged  action,  omission or alleged omission  occurring  on  or prior  to  the  Effective Time in their capacity as  director  or officer  (including,  without limitation,  any  claims,  actions,

suits,  proceedings  and investigations which  arise  out  of  or relate to the transactions contemplated by this Agreement) for  a period  of six years after the Effective Time, provided that,  in the  event  any claim or claims are asserted or made within  such six  year period, all rights to indemnification in respect of any such  claim  or claims shall continue until final disposition  of any and all such claims.

     (c)   Any Indemnified Party wishing to claim indemnification

under this Section 5.12, upon learning of any such claim, action,

suit,  proceeding  or  investigation, shall promptly  notify  the

Surviving Corporation thereof, but the failure to so notify shall not  relieve  the  Surviving Corporation  of  any  obligation  to indemnify  such  Indemnified Party or  of  any  other  obligation imposed  by this Section 5.12 unless and to the extent that  such

failure   materially  prejudices  the  Parent  or  the  Surviving

Corporation;  it  being understood that it  shall  be  deemed  to materially prejudice the Parent or the Surviving Corporation,  as the  case may be, if, as a result of such failure to notify,  the

Parent  or  the Surviving Corporation is not given an opportunity to  assume the defense of such claim, action, suit, proceeding or investigation within a reasonably prompt time after  such  claim,

action,   suit,  proceeding  or  investigation  is  asserted   or

initiated.   In  the  event  of any  such  claim,  action,  suit,

proceeding or investigation, (i) the Surviving Corporation or the

Parent  shall  have the right to assume the defense  thereof  and shall  not  be  liable to such Indemnified Party  for  any  legal expenses  of  other  counsel or any other  expenses  subsequently incurred by such Indemnified Party in connection with the defense hereof, except that if the Parent or Surviving Corporation elects not  to assume such defense or counsel for the Indemnified  Party advises  that there are issues which raise conflicts of  interest between  the  Parent or Surviving Corporation and the Indemnified

Party,  the Indemnified Party may retain counsel satisfactory  to it,  and the Surviving Corporation shall pay all reasonable  fees and  expenses of such counsel for the Indemnified Party  promptly as  statements therefore are received; provided, however, that in no event shall the Parent or Surviving Corporation be required to pay fees and expenses, including disbursements and other charges,

for  more  than one firm of attorneys in any one legal action  or group  of  related  legal  actions unless  (A)  counsel  for  the

Indemnified  Party  advises that there  are  issues  which  raise conflicts  of  interest  that  require  more  than  one  firm  of attorneys,  or  (B)  local counsel of record  is  needed  in  any jurisdiction in which any such action is pending, (ii) the Parent and  the Indemnified Party shall cooperate in the defense of  any such  matter, and (iii) the Parent and the Surviving  Corporation shall not be liable for any settlement effected without the prior written  consent  of  one of them (which  consent  shall  not  be unreasonably  withheld); and provided, further, that  the  Parent and Surviving Corporation shall not have any obligation hereunder to  any  Indemnified  Party  if and to  the  extent  a  court  of

competent   jurisdiction   ultimately   determines,   and    such

determination  shall have become final, that the  indemnification of  such  Indemnified Party in the manner contemplated hereby  is prohibited by applicable law.

     (d)   For  a  period of not less than six  years  after  the

Effective  Time, the Parent shall cause the Surviving Corporation to  use its best reasonable efforts to maintain, if available for an  annual  premium  not  in  excess of  $70,000,  officers'  and directors'  liability insurance covering the Indemnified  Parties

who   are  presently  covered  by  the  Company's  officers'  and directors'  liability  insurance,  (copies  of  which  have  been delivered  to  the  Parent), with respect to  acts  or  omissions occurring  at  or prior to the Effective Time, on terms  no  less favorable  than  those in effect on the date  hereof  or  at  the

Effective  Time, or if such insurance coverage is  not  available for  an  annual  premium not in excess of $70,000 to  obtain  the amount  of  coverage that is available for an annual  premium  of

$70,000.

     (e)   The  covenants  contained in this Section  5.12  shall

survive  the  Effective  Time  until  fully  discharged  and  are intended to benefit each of the Indemnified Parties.

     5.13  Other  Potential Bidders.  The Company, its affiliates and  their  respective officers, directors, employees, investment bankers,  attorneys and other representatives  and  agents  shall immediately  cease any existing discussions or  negotiations,  if any,  with any parties conducted heretofore with respect  to  the acquisition of or an investment in the Company (other  than  with respect  to  the  assets  constituting  the  Company's  aerospace division),  whether  in  the  form  of  a  merger,  amalgamation,

consolidation,   share   exchange,   recapitalization,   business

combination,  purchase  of stock, acquisition  of  assets,  joint

venture,   strategic  alliance  or  otherwise  (an   "Acquisition

Proposal").   Neither the Company nor any of its affiliates,  nor

any  of  its  or their respective officers, directors, employees,

representatives  or  agents,  shall,  directly   or   indirectly,

encourage,  solicit,  participate in or initiate  discussions  or

negotiations   with,   or  provide  any   information   to,   any

corporation, partnership, person or other entity or group  (other than the Parent and the Purchaser, any affiliate or associate  of the  Parent and the Purchaser or any designees of the Parent  and the  Purchaser) concerning any Acquisition Proposal, or take  any other  action  to  facilitate  the  making  of  a  proposal  that constitutes  or  could  reasonably be  expected  to  lead  to  an

Acquisition  Proposal; provided, however, that  if  at  any  time prior  to the Effective Time, the Company receives an unsolicited written,  bona fide Acquisition Proposal from a third party,  the

Board  may, but only if, in the good faith judgment of the Board,

based  as  to legal matters, on the advice of legal counsel,  the

Board  determines that the failure to do so would be inconsistent with  the  discharge  of its fiduciary duties  to  the  Company's shareholders  under  applicable  law,  proceed  with  discussions regarding  such Acquisition Proposal and (a) furnish  information and access, in each case only in response to unsolicited requests therefor, to any corporation, partnership, person or other entity or  group  pursuant  to confidentiality agreements  that  do  not prohibit or restrict disclosure of any matter to the Parent,  and

(b) participate in discussions and negotiate with such entity  or group  concerning any Acquisition Proposal.  Notwithstanding  the foregoing,  the Company shall immediately advise the  Parent  and the  Purchaser  orally  and in writing  of  the  receipt  of  any

Acquisition  Proposal, the material terms and conditions  thereof and  the  identity of the person making such proposal  and  shall immediately provide the Parent and the Purchaser with a  copy  of

the  same  and  any  related  materials.   Without  limiting  the

foregoing,  it is understood that any violation of the  preceding restrictions  set  forth in this Section 5.13  by  any  executive officer  of  the  Company  or any of the Subsidiaries,  shall  be

deemed  to be a breach of this Section 5.13 by the Company.   The

Company  shall use its best efforts to ensure that the  officers,

directors  and employees of the Company and the Subsidiaries  and

any   investment  banker  or  other  advisor  or  representatives retained  by the Company are aware of the restrictions set  forth in  the  preceding  sentences, and the Company hereby  represents that  the  Board has adopted resolutions directing the  officers,

directors  and  employees of the Company and the Subsidiaries  to comply with such restrictions.  The Company promptly shall advise the  Parent orally and in writing of any Acquisition Proposal and any inquiries or developments with respect thereto.

     5.14   Shareholder  Litigation.   In  connection  with   any

litigation  which  may  be brought against  the  Company  or  its directors  relating  to  the transactions  contemplated  by  this

Agreement,  the Company shall keep the Parent and  the  Purchaser and  any  counsel  which either the Parent or the  Purchaser  may retain  at  its  own  expense, informed of  the  status  of  such litigation.

     5.15 Financing Commitments.  On or before June 16, 2000, the

Parent  and  the  Purchaser  shall  deliver  executed  copies  of commitment letters from one or more financing sources committing,

subject  to the terms and conditions of such commitment  letters,

to  provide  financing in an amount sufficient to consummate  the

Merger and the other transactions contemplated by this Agreement.

The Parent and the Purchaser agree to keep the Company reasonably informed,  from time-to-time, as to their progress  in  obtaining the Financing Commitments.



                           ARTICLE VI

                    CONDITIONS TO THE MERGER

     6.01  Conditions to Each Party's Obligation  to  Effect  the

Merger.   The  respective  obligations  of  each  party  to  this

Agreement  to  consummate  the Merger shall  be  subject  to  the following conditions, to the extent not waived at or prior to the

Closing:

     (a)   This Agreement and the Merger shall have been approved

and  adopted by the requisite vote or consent of the shareholders of the Company;

     (b)    Any   waiting  period  (and  any  extension  thereof)

applicable to the Merger under the HSR Act shall have expired  or been terminated;

     (c)   No  order, statute, rule, regulation, execution order,

stay,  decree,  judgment, or injunction shall have been  enacted,

entered,  issued,  promulgated  or  enforced  by  any  court   or

governmental   authority  which  prohibits   or   restricts   the

consummation of the Merger; and

     (d)   The  Company  shall  have received  a  signed  written

opinion  from Ernst & Young LLP that the Merger is  fair  to  the

Company's  shareholders from a financial point of view,  and  the

Company  shall have delivered a true and complete  copy  of  such opinion to the Purchaser.

     6.02  Conditions to the Obligations of the  Parent  and  the

Purchaser  to Effect the Merger.  The obligation of the Purchaser and  the Parent to effect the Merger shall be further subject  to satisfaction  of the following conditions, unless waived  by  the

Parent:

     (a)   the Company shall have performed and complied  in  all

material  respects with the agreements and obligations  contained in  this Agreement required to be performed and complied with  by it  at  or  prior to the Effective Time, the representations  and warranties  of the Company set forth in this Agreement  qualified as  to  materiality shall be true and correct, and those  not  so qualified shall be true and correct in all material respects,  in each  case  as  of the date hereof and at the Effective  Time  as though  made as of the Effective Time, except to the extent  such representations  and warranties expressly relate  to  an  earlier date (in which case such representations and warranties qualified as  to  materiality shall be true and correct, and those  not  so qualified shall be true and correct in all material respects,  as of such earlier date) and the Parent and the Purchaser shall have received a certificate of an authorized officer of the Company to that effect;

     (b)  there shall have been no material adverse change in the business,  operations,  condition  (financial  or  otherwise)  or results of operations of the Company and the Subsidiaries,  taken as a whole;

     (c)   the  Parent  and  the Purchaser  shall  have  obtained

funding   pursuant  to  and  in  accordance  with  the  Financing

Commitments;

     (d)  the Company shall not have received notices of election

to   dissent  pursuant  to  Section  623(a)  of  the   BCL   from

shareholders  who,  in the aggregate, own  10%  or  more  of  the

Shares;

     (e)   the Parent and the Purchaser shall have received Phase

I  Environmental Reports for all of the Company's properties  and facilities, each of such reports (which shall be dated no earlier than  thirty  (30)  days prior to the Effective  Time)  shall  be reasonably satisfactory to the Parent and the Purchaser and  such reports  shall not recommend further investigation or remediation of  the property owned or leased by the Company which would  cost in excess of $250,000; and

     (f)  the Company shall have terminated its Rights Agreement,

dated  November 9, 1993, by and between the Company and  American

Stock Transfer and Trust Company.

     6.03  Conditions to the Obligations of the Company to Effect

the  Merger.  The obligation of the Company to effect the  Merger shall  be further subject to the Parent and the Purchaser  having

performed  and  complied  in  all  material  respects  with   the

agreements  and obligations contained in this Agreement  required to  be performed and complied with by each of them at or prior to the Effective Time, and the representations and warranties of the

Parent  and  the Purchaser contained in this Agreement  shall  be true  when  made and at and as of the Effective Time (except  for representations and warranties made as of a specified date, which need  only be true as of such date) as if made at and as of  such time,  and  the Company shall have received a certificate  of  an authorized  officer  of  the Parent and  the  Purchaser  to  that effect.

                           ARTICLE VII

                             CLOSING

     7.01  Time  and  Place.   The closing  of  the  Merger  (the

"Closing")  shall  take place at the offices  of  Hodgson,  Russ,

Andrews,  Woods & Goodyear LLP, Buffalo, New York, at 10:00  a.m.

local  time on a date to be specified by the parties which  shall be  no  later than the third business day after the date on which the  last of the closing conditions set forth in Article  VII  is satisfied  or waived (if waivable) unless another time,  date  or place is agreed upon in writing by the parties hereto.  The  date on which the Closing actually occurs is herein referred to as the

"Closing Date."

     7.02  Filings at the Closing.  At the Closing, the Purchaser

shall  cause the New York Certificate of Merger to be  filed  and recorded with the Secretary of State of the State of New York  in accordance with the provisions of Section 904 or 905 of the  BCL,

and  shall take any and all other lawful actions and do  any  and all  other lawful things necessary to cause the Merger to  become effective.

                          ARTICLE VIII

                 TERMINATION; AMENDMENT; WAIVER

     8.01 Termination.  This Agreement may be terminated and  the

Merger may be abandoned at any time prior to the Effective Time:

     (a)   by mutual written consent of the Parent, the Purchaser

and the Company;

     (b)   by the Parent and the Purchaser or the Company if  (i)

any court of competent jurisdiction in the United States or other

United  States  governmental body shall  have  issued  an  order,

decree  or  ruling  or taken any other final action  restraining,

enjoining  or  otherwise prohibiting the Merger and  such  order,

decree,   ruling  or  other  action  is  or  shall  have   become

nonappealable or (ii) the Merger shall not have been  consummated by September 1, 2000;

     (c)   by  the  Company  if prior to the  Effective  Time,  a

corporation, partnership, person or other entity or  group  shall have  made  an Acquisition Proposal that the Board by a  majority vote,  determines in its good faith judgment and in the discharge of  its  fiduciary  duties, is more favorable  to  the  Company's shareholders than the Merger;

     (d)   by the Parent and the Purchaser prior to the Effective

Time, if (i) there shall have been a breach of any representation or  warranty  on the part of the Company such that the  condition with  respect  to  representations and warranties  set  forth  in

Section  6.02(a)  shall not be satisfied, (ii) there  shall  have been  a  breach of any covenant or agreement on the part  of  the

Company  such  that the condition with respect to  covenants  and agreements  set forth in Section 6.02(a) shall not be  satisfied,

or  (iii) the Board shall have withdrawn or modified its approval or  recommendation of this Agreement or the Merger or shall  have recommended  another offer, or shall have adopted any  resolution to  effect any of the foregoing and on or prior to such  date  an entity  or  group (other than the Parent or the Purchaser)  shall have made and not withdrawn an Acquisition Proposal; or

     (e)  by the Company if (i) there shall have been a breach of any  representation or warranty on the part of the Parent or  the

Purchaser such that the condition with respect to representations and  warranties set forth in Section 6.03 shall not be  satisfied or  (ii)  there  shall  have been a breach  of  any  covenant  or agreement  on the part of the Parent or the Purchaser  such  that the  condition with respect to covenants and agreements set forth in Section 6.03 shall not be satisfied.

     8.02 Effect of Termination.  In the event of the termination and  abandonment of this Agreement pursuant to Section 8.01, this

Agreement shall forthwith become void and have no effect, without any  liability on the part of any party hereto or its affiliates,

directors, officers or shareholders, other than the provision  of this  Section  8.02 and 8.03 hereof.  Nothing contained  in  this

Section  8.02  shall  relieve any party from  liability  for  any breach of this Agreement.

     8.03 Fees and Expenses.

     (a)   In  the  event the Company terminates  this  Agreement

pursuant  to  Section  8.01(c) or the  Parent  or  the  Purchaser

terminates  this  Agreement pursuant to Section  8.01(d)  or  the conditions set forth in either Section 6.01(a) or 6.02(d) are not satisfied, the Company shall reimburse the Parent, the  Purchaser and  their  affiliates  (not later than one  business  day  after submission  of  statements therefore) for all out-of-pocket  fees and  expenses,  incurred by any of them or  on  their  behalf  in

connection   with  the  Merger  and  the  consummation   of   all

transactions  contemplated by this Agreement (including,  without limitation,  attorneys' fees, fees payable to financing  sources,

investment  bankers,  counsel  to  any  of  the  foregoing,   and

accountants  and  filing fees and printing costs)  (the  "Expense

Reimbursement Amount").

     (b)   In addition, in the event the Company terminates  this

Agreement pursuant to Section 8.01(c) or in the event the  Parent or  the  Purchaser terminates this Agreement pursuant to  Section

8.01(d)(iii),  the Parent and the Purchaser would  suffer  direct and  substantial damages, which damages cannot be determined with reasonable certainty.  To compensate the Parent and the Purchaser for  such  damages,  the  Company shall  pay  to  the  Purchaser,

immediately   upon   such  termination,  by  wire   transfer   of

immediately  available  funds to an  account  designated  by  the

Purchaser,  the  amount of $2,500,000 as liquidated  damages,  as well  as all amounts to which the Parent and the Purchaser  would

be  entitled  pursuant to Section 8.03(a).   It  is  specifically

agreed   that   the   amount  to  be  paid   pursuant   to   this

Section 8.03(b) represents liquidated damages and not a penalty.

     (c)   Except  as specifically provided in this Section  8.03

each  party shall bear its own expenses in connection  with  this

Agreement and the transactions contemplated hereby.

                           ARTICLE IX

                          MISCELLANEOUS

     9.01  Survival  of  Representations  and  Warranties.    The

representations  and  warranties made herein  shall  not  survive beyond  the  earlier  of  termination of this  Agreement  or  the

Effective  Time.  This Section 9.01 shall not limit any  covenant

or   agreement  of  the  parties  hereto  which  by   its   terms

contemplates performance after the Effective Time.

     9.02 Amendment and Modification.  Subject to applicable law,

this  Agreement may be amended, modified or supplemented only  by written  agreement of the Parent (for itself and  the  Purchaser)

and  the  Company  at any time prior to the Effective  Time  with respect  to  any of the terms contained herein executed  by  duly authorized  officers of the respective parties except that  after

approval   of  the  Merger  by  the  shareholders,   the   Merger

Consideration  to  be  paid pursuant to  this  Agreement  to  the holders of Shares shall in no event be decreased and the form  of consideration to be received by the holders of such Shares in the

Merger shall in no event be altered without the approval of  such holders.

     9.03  Waiver of Compliance; Consents.  At any time prior  to the  Effective Time, the parties hereto may extend the  time  for performance of any of the obligations or other acts or waive  any inaccuracies  in  the  representations and  warranties  contained

herein  or  in  the  documents delivered  pursuant  hereto.   Any

failure of the Parent (for itself and the Purchaser), on the  one hand,  or  the  Company, on the other hand, to  comply  with  any obligation, covenant, agreement or condition herein may be waived in  writing by the Parent (for itself and the Purchaser)  or  the

Company, respectively, but such waiver or failure to insist  upon strict  compliance with such obligation, covenant,  agreement  or condition  shall  not  operate as a waiver of  or  estoppel  with

respect  to  any  subsequent  or other  failure.   Whenever  this

Agreement  requires or permits consent by or  on  behalf  of  any party  hereto, such consent shall be given in writing in a manner consistent  with the requirements for a waiver of  compliance  as set forth in this Section 10.03.

     9.04  Counterparts.  This Agreement may be executed  in  any number  of  counterparts (including execution of counterparts  by facsimile) each of which shall be deemed an original but  all  of which together shall constitute one and the same instrument.

     9.05 Governing Law.  This Agreement shall be governed by and construed  in accordance with the laws of the State of  New  York without regard to its conflicts of laws rules.

     9.06   Notices.    All  notices  and  other   communications

hereunder  shall  be  in writing and shall  be  deemed  given  if delivered  personally, telecopied (which is confirmed) or  mailed by  registered or certified mail (return receipt requested) or by overnight  courier  service  to  the  parties  at  the  following addresses  (or  at  such other address for a party  as  shall  be specified by like notice):

     (a)  If to the Company, to:

               Acme Electric Corporation
               400 Quaker Road
               East Aurora, New York 14052
               Telephone: (716) 655-3800
               Telecopy: (716) 687-1594
               Attention:  Robert McKenna

          with a copy to:

               Hodgson, Russ, Andrews, Woods & Goodyear LLP
               1800 One M&T Plaza
               Buffalo, New York 14203
               Telephone:  (716) 848-1550
               Telecopy:  (716) 849-0349
               Attention:  John B. Drenning, Esq.

     (b)  if to the Parent or the Purchaser, to:

               c/o Strategic Investments & Holdings, Inc.
               369 Franklin Street
               Buffalo, New York 14202
               Telephone:  (716) 857-6468
               Telecopy:  (716) 857-6490
               Attention:  William L. Joyce

          with a copy to:

               Nixon Peabody LLP
               1600 Main Place Tower
               Buffalo, New York 14202
               Telephone:  (716) 853-8107
               Telecopy:  (716) 853-8109
               Attention:  Charles P. Jacobs, Esq.

     9.07  Entire  Agreement, Assignment, Etc.   This  Agreement,

which hereby incorporates the Company Disclosure Letter, embodies the  entire agreement and understanding of the parties hereto  in respect  of  the  subject matter hereof and, except  for  Section

5.12,  is not intended to confer upon any other person any rights

or  remedies  hereunder.   This Agreement  supersedes  all  prior

agreements and understanding of the parties with respect  to  the subject  matter hereof other than the Confidentiality  Agreement.

This  Agreement and all of the provisions hereof shall be binding upon  and  inure to the benefit of the parties hereto  and  their respective  successors and permitted assigns,  but  neither  this

Agreement   nor  any  of  the  rights,  interest  or  obligations

hereunder shall be assigned by any party hereto without the prior written  consent  of  the other parties hereto  except  that  the

Parent shall have the right to assign the rights of the Purchaser to  any  other (directly or indirectly) wholly-owned Subsidiaries of the Parent without the prior written consent of the Company.

     9.08  Validity.  The invalidity or unenforceability  of  any provision  of  this Agreement shall not affect  the  validity  or enforceability  of any other provisions of this Agreement,  which shall remain in full force and effect.

     9.09  Headings.  The Articles and Section headings contained in  this  Agreement are solely for the purpose of reference,  are not part of the Agreement of the parties and shall not effect  in any way the meaning or interpretation of this Agreement.

     9.10  Specific Performance.  The parties hereto  agree  that irreparable  damage  would occur in the event  that  any  of  the provisions  of  this Agreement were not performed  in  accordance

with  their  specific terms or were otherwise  breached.   It  is

accordingly agreed that the parties shall be entitled to seek  an injunction  or injunctions to prevent breaches of this  Agreement and  to  enforce specifically the terms and provisions hereof  in any  court of the United States or any state having jurisdiction,

this  being  in  addition to any other remedy to which  they  are entitled at law or in equity.

                   [INTENTIONALLY LEFT BLANK]

     IN  WITNESS  WHEREOF, this Agreement has been duly  executed and  delivered  by the duly authorized officers  of  the  parties hereto on the date first above written.



                                   ACME ELECTRIC CORPORATION


                                   By:   /s/
                                   Name:     Robert T. Brady
                                   Title:    Chairman of the
                                   Special Committee of the Board
                                   of Directors



                                   MIRANDA HOLDINGS, INC.


                                   By:   /s/
                                   Name:     William L. Joyce
                                   Title:    President



                                   MIRANDA ACQUISITION CORP.


                                   By:  /s/
                                   Name:     William L. Joyce
                                   Title:    President